                                                                    EXHIBIT 2.01

                      AGREEMENT AND PLAN OF REORGANIZATION

                                     AMONG

                       INLAND ENTERTAINMENT CORPORATION,

                        INLAND ACQUISITION CORPORATION,

                                CYBERWORKS, INC.

                                      AND

                              RICHARD T. HARRISON



                          DATED AS OF AUGUST 25, 1998

                                   TABLE OF CONTENTS


                                                                                   Page
                                                                                   ----
ARTICLE 1

PLAN OF REORGANIZATION................................................................1
        1.1    The Merger.............................................................1
        1.2    Conversion of Cyberworks Shares........................................2
        1.3    Conversion Definitions.................................................2
        1.4    Adjustments for Certain Conditions.....................................2
        1.5    Adjustments for Capital Changes........................................3
        1.6    Conversion of Acquisition Corp. Shares.................................3
        1.7    Effects of the Merger..................................................3
        1.8    Bylaws of Cyberworks...................................................3
        1.9    Directors and Officers.................................................3
        1.10   Further Assurances.....................................................4
        1.11   Securities Law Issues..................................................4
        1.12   Tax-Free Reorganization................................................4

ARTICLE 2

REPRESENTATIONS AND WARRANTIES
OF THE SHAREHOLDER....................................................................4
        2.1    Due Execution..........................................................4
        2.2    The Cyberworks Common..................................................4
        2.3    No Conflict............................................................5
        2.4    Consents...............................................................5
        2.5    Actions and Proceedings, etc...........................................5
        2.6    Investment Representations and Warranties..............................5
        2.7    Gaming Restrictions....................................................8
        2.8    Stop Transfer Instructions; No Requirements to Transfer................9
        2.9    Accuracy of Documents and Information..................................9

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF
THE SHAREHOLDER AND CYBERWORKS........................................................9
        3.1    Organization, Good Standing and Qualification..........................9
        3.2    Authority..............................................................9
        3.3    Consents..............................................................10
        3.4    Capitalization........................................................10


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


        3.5    Subsidiaries..........................................................11
        3.6    No Conflict...........................................................11
        3.7    Financial Statements..................................................11
        3.8    Absence of Undisclosed Liabilities....................................12
        3.9    Tax Returns and Payments..............................................12
        3.10   Absence of Certain Changes or Events..................................13
        3.11   Accounts Receivable...................................................14
        3.12   Interests in Real Property............................................14
        3.13   Personal Property.....................................................15
        3.14   Intangible Property Rights............................................16
        3.15   Title to Assets.......................................................17
        3.16   Litigation............................................................17
        3.17   Contracts and Permits.................................................17
        3.18   Existing Employment Contracts.........................................18
        3.19   Interest in Customers, Suppliers and Competitors......................19
        3.20   Personnel Identification and Compensation.............................19
        3.21   Powers of Attorney and Suretyships....................................20
        3.22   Employees.............................................................20
        3.23   Labor Relations.......................................................20
        3.24   Insurance.............................................................21
        3.25   Compliance with Laws..................................................21
        3.26   Corporate Documents...................................................21
        3.27   Credit Cards..........................................................22
        3.28   Bank Accounts.........................................................22
        3.29   Environmental Matters.................................................22
        3.30   Customers and Suppliers...............................................22
        3.31   Unlawful Payment......................................................22
        3.32   Restrictive Covenants.................................................23
        3.33   Insolvency............................................................23
        3.34   Books and Records.....................................................23
        3.35   Accuracy of Documents and Information.................................23
        3.36   Disclosure............................................................24

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF INLAND.............................................24
        4.1    Corporate Existence and Authority.....................................25
        4.2    No Conflict...........................................................25
        4.3    Consents..............................................................25
        4.4    Binding Obligations...................................................25
        4.5    Representations.......................................................26
        4.6    Capital Stock.........................................................26
        4.7    Corporate Documents...................................................26
        4.8    Financial Statements..................................................27

                                      -ii-

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

        4.9    Absence of Undisclosed Liabilities....................................27
        4.10   Status of Inland's Shares of  Common Stock............................27
        4.11   Governmental Proceedings..............................................27
        4.12   Intellectual Property.................................................28
        4.13   Absence of Certain Changes or Events..................................28
        4.14   Compliance with Laws..................................................29
        4.15   Accuracy of Documents and Information.................................29

ARTICLE 5

CYBERWORKS PRECLOSING COVENANTS .....................................................29
        5.1    Advice of Changes.....................................................29
        5.2    Maintenance of Business...............................................29
        5.3    Conduct of Business...................................................29
        5.4    Certain Agreements....................................................31
        5.5    Regulatory Approvals..................................................32
        5.6    Necessary Consents....................................................32
        5.7    Litigation............................................................32
        5.8    No Other Negotiations.................................................32
        5.9    Access to Information.................................................32
        5.10   Satisfaction of Conditions Precedent..................................33
        5.11   Blue Sky Laws.........................................................33
        5.12   Notification of Employee Problems.....................................33

ARTICLE 6

INLAND PRECLOSING COVENANTS..........................................................33
        6.1    Regulatory Approvals..................................................33
        6.2    Satisfaction of Conditions Precedent..................................33
        6.3    Blue Sky Laws.........................................................34
        6.4    Advice of Changes.....................................................34
        6.5    Litigation............................................................34

ARTICLE 7

CLOSING MATTERS .....................................................................34
        7.1    The Closing...........................................................34
        7.2    Exchange of Certificates..............................................34

ARTICLE 8

CONDITIONS TO OBLIGATIONS OF CYBERWORKS..............................................35
        8.1    Accuracy of Representations and Warranties............................35
        8.2    Covenants.............................................................35


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

        8.3    Compliance with Law...................................................36
        8.4    Government Consents...................................................36
        8.5    Documents.............................................................36
        8.6    No Litigation.........................................................36
        8.7    Opinion of Inland's Counsel...........................................36
        8.8    Satisfactory Form of Legal and Accounting Matters.....................36
        8.9    Employment Agreement..................................................36

ARTICLE 9

CONDITIONS TO OBLIGATIONS OF INLAND..................................................36
        9.1    Accuracy of Representations and Warranties............................37
        9.2    Covenants.............................................................37
        9.3    Absence of Material Adverse Change....................................37
        9.4    Compliance with Law...................................................37
        9.5    Government Consents...................................................37
        9.6    Documents.............................................................37
        9.7    No Litigation.........................................................37
        9.8    Opinion of Cyberworks' Counsel........................................38
        9.9    Requisite Approvals...................................................38
        9.10   Employment and Noncompetition Agreements..............................38
        9.11   Spousal Consent.......................................................38
        9.12   Termination of Rights.................................................38
        9.13   Resignation of Directors..............................................38
        9.14   Satisfactory Form of Legal and Accounting Matters.....................38
        9.15   Cyberworks Options....................................................38

ARTICLE 10

TERMINATION OF AGREEMENT.............................................................39
        10.1   Termination...........................................................39
        10.2   Certain Continuing Obligations........................................39

ARTICLE 11

INDEMNIFICATION......................................................................40
        11.1   Indemnification by Cyberworks and the Shareholder.....................40
        11.2   Indemnification by Inland.............................................40
        11.3   Notice of Claim.......................................................40
        11.4   Defense...............................................................40
        11.5   Duration of the Parties Obligations...................................41
        11.6   Limitations on Amount -- Cyberworks and the Shareholder...............42



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

 ARTICLE 12

 DEFINITIONS AND ACCOUNTING .........................................................42
        12.1   Certain Defined Terms.................................................42
        12.2   Accounting Terms......................................................43

ARTICLE 13

MISCELLANEOUS........................................................................44
        13.1   Governing Law; Venue..................................................44
        13.2   Assignment; Binding Upon Successors and Assigns.......................44
        13.3   Severability..........................................................44
        13.4   Counterparts..........................................................44
        13.5   Other Remedies........................................................44
        13.7   No Waiver.............................................................44
        13.8   Expenses..............................................................45
        13.9   Finder's or Broker's Fees.............................................45
        13.10  Notices...............................................................45
        13.11  Construction of Agreement.............................................46
        13.12  No Joint Venture......................................................46
        13.13  Further Assurances....................................................46
        13.14  Absence of Third Party Beneficiary Rights.............................46
        13.15  Public Announcement...................................................47
        13.16  Confidentiality.......................................................47
        13.17  Entire Agreement......................................................48

SIGNATURE PAGE.......................................................................49

                        INDEX TO SCHEDULES AND EXHIBITS
                        -------------------------------

SCHEDULES             DESCRIPTION
---------             -----------

    2.3           Conflicts (Shareholder)
    2.4           Consents (Shareholder)
    2.6           Written Information provided by Inland to Shareholder
    2.7           Article X of Inland's Amended and Restated Articles of
                  Incorporation
    3.3           Consents (Cyberworks)
    3.6           Conflicts Cyberworks)
    3.7           Outstanding Debt Owed by Cyberworks
    3.8           Material Liability, Indebtedness and Obligation
    3.10          Absence of Certain Changes and Events (Cyberworks)
    3.12          Real Property Leases
    3.13          Personal Property
    3.14          Intellectual Property
    3.15          Title to Assets
    3.16          Litigation
    3.17          Certain Contracts and Permits of Cyberworks
    3.18          Employment Contracts
    3.19          Interests in Customers, Suppliers and Competitors
    3.21          Powers of Attorney and Suretyships
    3.22          Employees
    3.23          Labor Relations
    3.24          Insurance Policies
    3.25          Compliance with Laws (Cyberworks)
    3.27          Credit Cards
    3.28          Bank Accounts of Cyberworks
    3.29          Environmental Matters
    3.30(a)       Customers Accounting for over 5% of the Revenue of Cyberworks for the Twelve Months ended December 31, 1997 and for the Six
                  Months ended June 30, 1998
    3.30(b)       Customers and Suppliers who may be Prejudicially Affected by
                  the Execution or Completion of the Agreement
    3.32          Restrictive Covenants (Cyberworks)
    4.3           Consents (Inland)
    4.6           Capital Stock (Inland)
    4.9           Absence of Undisclosed Liabilities (Inland)
    4.13          Absence of Certain Changes or Events (Inland)
    4.14          Compliance with Laws (Inland)
    5.3(i)        Conduct of Business (Cyberworks)

EXHIBITS              DESCRIPTION
--------              -----------

    C-1           Employment Agreement (Richard T. Harrison)
    C-2           Noncompetition Agreement (Richard T. Harrison)
    1.7           Restated Articles of Incorporation (Cyberworks)
    1.8           Amended and Restated Bylaws of Cyberworks
    5.4           Employee Confidentiality, Assignment, and Proprietary Rights
                  Agreement
    8.7           Opinion of Inland's Counsel
    9.8           Opinion of Cyberworks' Counsel
    9.11          Spousal Consent


     The Schedules and Exhibits referenced above have not been filed herewith. The Reporting Person will furnish supplementally a copy of any omitted schedule to the U.S. Securities and Exchange Commission upon request.

                         AGREEMENT AND PLAN OF REORGANIZATION

        THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is entered into as of August 25, 1998, by and among Inland Entertainment Corporation, a Utah corporation ("Inland"), Inland Acquisition Corporation, a Utah corporation and the wholly-owned subsidiary of Inland ("Acquisition Corp."), Cyberworks, Inc., a California corporation ("Cyberworks"), and Richard T. Harrison, the sole shareholder of Cyberworks (the "Shareholder").

                                       RECITALS

        A. The parties intend that, subject to the terms and conditions hereinafter set forth, Acquisition Corp. will merge with and into Cyberworks in a reverse triangular merger (the "Merger"), with Cyberworks to be the surviving corporation of the Merger, all pursuant to the terms and conditions of this Agreement, the Articles of Merger substantially in the form of Exhibit A-1 (the "Articles of Merger"), the Agreement of Merger substantially in the form of Exhibit A-2 (the "Agreement of Merger") and the applicable provisions of the laws of the states of Utah and California. Upon the effectiveness of the Merger, all the outstanding common stock of Cyberworks will be converted into common stock of Inland and the right to receive cash in the manner and on the basis determined herein and as provided in the Articles of Merger and the Agreement of Merger.

        B. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), by virtue of the provisions of
Section 368(a)(2)(E) of the Code.


               NOW, THEREFORE, the parties hereto agree as follows:

                                       ARTICLE 1

                                PLAN OF REORGANIZATION

        1.1 The Merger. The Agreement of Merger and the Articles of Merger will be filed with the Secretary of State of the State of California and the State of Utah's Division of Corporations and Commercial Code, respectively, as soon as practicable after the Closing (as defined in Section 7.1 below). The effective date of the Merger as specified in the Articles of Merger and the Agreement of Merger (the "Effective Date") will occur on or before September 30, 1998, or on such other date as the parties hereto may mutually agree upon. Subject to the terms and conditions of this Agreement, the Articles of Merger and the

Agreement of Merger, Acquisition Corp. will be merged with and into Cyberworks in a statutory merger pursuant to the Articles of Merger and the Agreement of Merger and in accordance with applicable provisions of Utah and California laws as follows:

        1.2 Conversion of Cyberworks Shares. Each share of Cyberworks common stock, $1.00 par value (the "Cyberworks Common"), that is issued and outstanding immediately prior to the Effective Date will, by virtue of the Merger and at the Effective Date, and without further action on the part of any holder thereof, be converted into a right to receive the Applicable Inland Common Number (determined in accordance with Section 1.3 hereof) of fully paid and nonassessable shares of Inland common stock, $.001 par value (the "Inland Common") and the right to receive cash equal to the Applicable Cash Amount (determined in accordance with Section 1.3 hereof).

        1.3 Conversion Definitions. Unless there is an adjustment to the shares to be issued in the Merger pursuant to Sections 1.4 or 1.5 below: (a) the "Applicable Inland Common Number" for the conversion of the Cyberworks Common will be determined by dividing (i) 750,000 by (ii) the total number of issued and outstanding shares of Cyberworks Common at the Effective Date (the "Outstanding Cyberworks Common"); and (b) the "Applicable Cash Amount" for the conversion of the Cyberworks Common will be determined by dividing (i) $500,000 by (ii) the Outstanding Cyberworks Common. The value of the Inland Common to be received by the Shareholder (the "Stock Component") shall be equal to Fair Market Value (as defined below) multiplied by the result obtained when multiplying the Applicable Inland Common Number by the Outstanding Cyberworks Common. The "Cash Component" shall be equal to the result obtained when multiplying the Applicable Cash Amount by the Outstanding Cyberworks Common. The sum of the Stock Component and the Cash Component shall equal the "Total Consideration". "Fair Market Value" shall mean the average of the per day average high and low sales prices for one (1) share of common stock of Inland on The NASDAQ Stock Market for the five (5) consecutive trading days immediately preceding the Determination Date, as reported (absent manifest error in the printing thereof) by the Wall Street Journal (Western Edition). The "Determination Date" shall be the date that is two (2) business days prior to the Closing Date.

        1.4 Adjustments for Certain Conditions. Should the percentage of the Stock Component be less than 80% of the Total Consideration (after taking into consideration a 15% discount with respect to the Inland Common), then the Cash Component shall be reduced to such extent that the percentage of the Stock Component will be equal to or greater than 80%. Notwithstanding anything to the contrary, in no event will the Inland Common to be delivered in connection with the Merger result in an increase in Inland's outstanding common stock by more than 19.5%. Should it appear that this 19.5% limitation will be exceeded, the number of shares of Inland Common to be delivered to Shareholder shall be capped at an amount equal to the number of shares that will result in an increase in Inland's outstanding common stock by 19.5%.

        1.5 Adjustments for Capital Changes. If prior to the Merger, Inland recapitalizes either through a split-up of its outstanding shares into a greater number, or through a combination of its outstanding shares into a lesser number, or reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares of other classes (other than through a split-up or combination of shares provided for in the previous clause), or declares a dividend on its outstanding shares payable in shares or securities convertible into shares, the calculation of the Applicable Inland Common Number and the Applicable Cash Amount governing the conversion of Cyberworks Common will be adjusted appropriately.

        1.6 Conversion of Acquisition Corp. Shares. Each share of Acquisition Corp. common stock, $.001 par value ("Acquisition Corp. Common"), that is issued and outstanding immediately prior to the Effective Date will, by virtue of the Merger and without further action on the part of the sole shareholder of Acquisition Corp., be converted into and become one (1) share of Cyberworks common stock that is issued and outstanding immediately after the Effective Date, and the shares of Cyberworks Common into which the shares of Acquisition Corp. Common are so converted shall be the only shares of Cyberworks common stock that are issued and outstanding immediately after the Effective Date.

        1.7 Effects of the Merger. At the Effective Date: (a) the separate existence of Acquisition Corp. will cease and Acquisition Corp. will be merged with and into Cyberworks and Cyberworks will be the surviving corporation pursuant to the terms of the Articles of Merger and the Agreement of Merger; (b) the Articles of Incorporation of Cyberworks will be amended to read as set forth in Exhibit 1.7 as the Articles of Incorporation of the surviving corporation;
(c) each share of Cyberworks Common outstanding immediately prior to the Effective Date will be converted as provided in this Article 1; (d) each share of Acquisition Corp. Common outstanding immediately prior to the Effective Date will be converted as provided in this Article 1; and (e) the Merger will, at and after the Effective Date, have all of the effects provided by applicable law.

        1.8 Bylaws of Cyberworks. At the Effective Date, the Bylaws of Cyberworks will be amended and restated in their entirety to read as set forth on Exhibit 1.8 as the Bylaws of the surviving corporation.

        1.9 Directors and Officers. At the Effective Date: (a) the directors of Cyberworks as the surviving corporation shall be L. Donald Speer, II, Richard T. Harrison, Andrew B. Laub, Robert K. Brewer and David Kunze; and (b) the officers of Cyberworks as the surviving corporation shall be: L. Donald Speer, II, Chairman of the Board and Chief Executive Officer; Richard T. Harrison, President and Chief Operating Officer; Robert Brewer, Executive Vice President, Chief Financial Officer and Secretary; David Kunze, Executive Vice President - Administration; Greg Shoman, Executive Vice President Marketing; and Charles Gillespie, Vice President - Special Projects.

        1.10 Further Assurances. Cyberworks agrees that if, at any time after the Effective Date, Inland considers or is advised that any further deeds, assignments or assurances are reasonably necessary or desirable to vest, perfect or confirm in Inland title to any property or rights of Cyberworks as provided herein, Inland and any of its officers are hereby authorized by Cyberworks to execute and deliver all such proper deeds, assignments and assurances and do all other things necessary or desirable to vest, perfect or confirm title to such property or rights in Inland and otherwise to carry out the purposes of this Agreement, in the name of Cyberworks or otherwise.

        1.11 Securities Law Issues. Based in part on the representations of the Shareholder made in Section 2.6 below, the Inland Common to be issued in the Merger will be issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and/or Regulation D promulgated under the Securities Act and applicable state securities laws.

        1.12 Tax-Free Reorganization. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), by virtue of the provisions of Section 368(a)(2)(E) of the Code.

                                    ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES
                               OF THE SHAREHOLDER

               In order to induce Inland and Acquisition Corp. to enter into this Agreement, the Shareholder hereby makes the representations and warranties set forth below, which representations and warranties shall be deemed to continue in full force and effect until the time of the Closing and thereafter as set forth herein.

        2.1 Due Execution. This Agreement has been duly executed and delivered by the Shareholder and this Agreement constitutes a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, except as such enforceability may be subject to or limited by
(a) bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws relating to the rights of creditors generally, (b) limitations imposed by law or equitable principles upon the availability of specific performance, injunctive relief or other equitable remedies, and (c) concepts of materiality.

        2.2 The Cyberworks Common. The Shareholder has good and valid title to the Cyberworks Common being sold hereunder, free and clear of any liens, claims, encumbrances, security interests, options, charges and restrictions of any kind. Upon delivery to Inland at the Closing of certificates representing the Cyberworks Common being sold hereunder by the Shareholder duly endorsed by the Shareholder for transfer to Inland, and upon the Shareholder's receipt of the consideration hereunder, good and valid title to such Cyberworks Common will pass to Inland, free and clear of any liens, claims, encumbrances, security interests, options, pledges, equities, right of first refusal, charges, claims and restrictions of any kind. Other than this Agreement, the Cyberworks Common being sold by the Shareholder hereunder are not subject to any other contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Cyberworks Common.

        2.3 No Conflict. Except as stated in Schedule 2.3, the execution and delivery of this Agreement does not, and the performance of this Agreement and the consummation of the transactions contemplated hereby in accordance with the terms, conditions and provisions hereof will not result in a breach or violation of, or be in conflict with, or constitute (with or without the giving of notice or the passage of time or both) a default under (a), to the Knowledge of the Shareholder, any statute, law, ordinance, rule or regulation (including, without limitation, all laws regulating franchises) applicable to the Shareholder; (b) the terms, conditions or provisions of any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, partnership agreement, contract, instrument, or arrangement (whether or not in writing) to which the Shareholder is a party or by which the Shareholder is bound; or (c) any permit, license, order, judgment or decree of any court, arbitrator or governmental authority by which the Shareholder is bound.

        2.4 Consents. No consent, permit, approval, order, authorization of, or filing with or notice to, any federal, state, local, or foreign governmental department, commission, board, bureau, agency, instrumentality or authority or any person (whether or not governmental in character) has been or is required to be obtained, made or given by the Shareholder in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or the fulfillment of or the compliance with the terms, conditions and provisions hereof, except as set forth in Schedule 2.4 to this Agreement.

        2.5 Actions and Proceedings, etc. There are no (a) outstanding judgments, orders, writs, preliminary or permanent injunctions or other decrees of any court, administrative agency, governmental authority or instrumentality or arbitration tribunal against the Shareholder which have or could reasonably have a Material Adverse Effect on the ability of the Shareholder to consummate the transactions contemplated hereby or (b) actions, suits, claims or legal, administrative or arbitration proceedings or investigations pending or, to the Knowledge of the Shareholder, threatened against the Shareholder, which have or could reasonably have a Material Adverse Effect on the ability of the Shareholder to consummate the transactions contemplated hereby.

        2.6 Investment Representations and Warranties. The Shareholder understands and represents and warrants to, and agrees with, Inland that:

               2.6.1 The Shareholder understands that the terms of the Merger have not been reviewed by the U.S. Securities and Exchange Commission (the "SEC") or state securities authorities nor has such federal or state securities agencies passed on, or made any recommendation or endorsement of the Inland Common.

               2.6.2 The Shareholder acknowledges that, in making the decision to accept the Inland Common as part of the consideration for the conversion of the Cyberworks Common, he has relied solely upon independent investigations made by him and not upon any representations made by Inland with respect to Inland or the Inland Common, except for the representations and warranties in this Agreement, except that the Shareholder has received, reviewed and relied upon
(a) Inland's Annual Report to Stockholders for the year ended June 30, 1997, (b) copies of Inland's report on Form 10-KSB for the year ended June 30, 1997, Inland's reports on Form 10-QSB for the quarters ended September 30, 1997, December 31, 1997, and March 31, 1998, and Inland's definitive Proxy Statement dated October 28, 1997, each filed by Inland pursuant to the Exchange Act, and all other filings, including filings on Form 8-K, by Inland under the Exchange Act since March 31, 1998, which, together with any filings by Inland under the Exchange Act after the date hereof and prior to the Closing, are defined as "Exchange Act Reports", (c) any unaudited financial statements of Inland provided to the Shareholder, and (d) certain other written information provided by Inland to the Shareholder set forth on Schedule 2.6.

               2.6.3 The Shareholder acknowledges and understands that the Inland Common received by the Shareholder pursuant to the Merger has not been registered under the Securities Act and constitutes "restricted securities" under Rule 144(d) of the Securities Act, and will be issued in reliance on the exemptions for non-public offerings provided by Section 4(2) of the Securities Act, which exemption depends upon, among other things, the representations made and information furnished by the Shareholder, including the bona fide nature of the Shareholder's investment intent as expressed herein. The Shareholder also understands that Inland is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Shareholder set forth herein in order to determine the applicability of such exemptions and the suitability of the Shareholder to acquire the Inland Common.

               2.6.4 The Shareholder acknowledges that the shares of Inland Common issued in connection with the Merger may not be resold publicly for a period of one year under Rule 144 unless the shares are registered with the SEC. The Shareholder accepts the risks of holding such shares indefinitely and the other risks set forth in the Exchange Act Reports. The Shareholder, together with his advisors, is capable of assessing the risks of an investment in Inland Common and is fully aware of the economic risks thereof. The Shareholder acknowledges that Inland's operating results have in the past and may in the current period and in future periods not meet the expectations of securities analysts and that failure to meet such expectations would be likely to have a Material Adverse Effect on the trading price of Inland Common.

               2.6.5 The Shareholder is receiving the shares of Inland Common in the Merger for investment for such Shareholder's own account only, not as a nominee or agent, and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act, and the Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same within the meaning of the Securities Act. By executing this Agreement, the Shareholder further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person with respect to any of the shares of the Inland Common. The Shareholder has no current plan or intention to engage in a sale, exchange, transfer, distribution, redemption or reduction in any way of the Shareholder's risk of ownership by short sale or otherwise, or other disposition, directly or indirectly, of any of the Inland Common to be received by Shareholder in the Merger.

               2.6.6 The Shareholder recognizes that Inland has made available to him the opportunity to examine such additional documents from Inland and to ask questions of, and receive full answers from, Inland concerning, among other things, Inland, its financial condition, its management, its prior activities and any other information which the Shareholder considers relevant or appropriate in connection with entering into this Agreement. The Shareholder further represents that the oral information provided by Inland's management, if any, has been consistent with the information set forth in the Exchange Act Reports. The Shareholder represents that it has had an opportunity to ask questions and receive answers from Inland regarding the terms of the Merger in which the Inland Common will be issued and that he has received the information he requested regarding the business and affairs of Inland.

               2.6.7 The Shareholder acknowledges that he (a) is able to bear the economic risk of the Shareholder's investment, (b) is able to hold the Inland Common for an indefinite period of time, (c) can afford a complete loss of the his investment in the Inland Common; (d) has adequate means of providing for his current needs and possible personal contingencies and has no need for liquidity in this investment, and (e) has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of the investment in the Inland Common.

               2.6.8 Without in any way limiting the representations set forth above, the Shareholder further agrees not to make any disposition of all or any portion of the Inland Common or unless and until:

                      (a) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                      (b) (i) The Shareholder shall have notified Inland of the proposed disposition and shall have furnished Inland with a detailed statement of the circumstances surrounding the proposed disposition, and
        (ii) if requested by Inland,
        the Shareholder shall have furnished Inland with an opinion of counsel, reasonably satisfactory to Inland, that such disposition will not require registration of such shares under the Securities Act.

               2.6.9 The Shareholder represents that at no time was he presented with or solicited by any general mailing, leaflet, public promotional meeting, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or general solicitation in connection with the Merger.

               2.6.10 The Shareholder acknowledges that the certificates representing the Inland Common shall contain the following legend:

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY OTHER SECURITIES LAW; THEY HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER SUCH ACT AND ANY APPLICABLE SECURITIES LAWS, OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND INLAND ENTERTAINMENT CORPORATION ("INLAND") SHALL HAVE RECEIVED, AT THE EXPENSE OF THE HOLDER HEREOF, EVIDENCE OF THE EXEMPTION REASONABLY SATISFACTORY TO INLAND (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO INLAND)."

               2.6.11 All information that Shareholder provides to Inland hereunder concerning such Shareholder's financial position and knowledge of financial and business matters is correct and complete as of the date set forth above.

        2.7 Gaming Restrictions. The Shareholder acknowledges that he has read and understands Article X of Inland's Amended and Restated Articles of Incorporation, as amended ("Article X"), relating to the additional requirements imposed upon certain persons, including the Shareholder, who are or will be significant shareholders of Inland. A copy of Article X is attached hereto as
Schedule 2.7. The Shareholder hereby agrees that his signature on this Agreement also shall constitute his written agreement to be bound by the provisions of
Article X.

        2.8 Stop Transfer Instructions; No Requirements to Transfer. The Shareholder agrees that, in order to ensure compliance with the restrictions referred to herein, Inland may issue appropriate "stop transfer" instructions to its transfer agent. Inland shall not be required (a) to transfer or have transferred on its books any Inland Common that has been sold or otherwise transferred in violation of any of the provisions of this Agreement or (b) to treat as owner of such Inland Common or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Inland Common shall have been so transferred in violation of any provision of this Agreement. Inland agrees that such stop transfer instructions and legends will be promptly removed if the provisions of the Securities Act and Inland's Charter Documents are complied with.

        2.9 Accuracy of Documents and Information. The copies of all instruments, agreements, other documents and written information delivered to Inland by or on behalf of the Shareholder, pursuant to this Article 2 are and will be complete and correct in all material respects as of the date hereof and as of the Closing Date. The representations and warranties made by the Shareholder in this Article 2, or in other written materials furnished to Inland pursuant to the representations and warranties in this Article 2 or in connection with the transactions contemplated by this Article 2, taken as a whole, do not contain any untrue statement of material fact and do not omit any material fact necessary to make the statements or facts contained herein or therein not misleading.


                                    ARTICLE 3

                        REPRESENTATIONS AND WARRANTIES OF
                         THE SHAREHOLDER AND CYBERWORKS

               In order to induce Inland and Acquisition Corp. to enter into this Agreement, the Shareholder and Cyberworks hereby, jointly and severally, each make the representations and warranties set forth below, which representations and warranties shall be deemed to continue in full force and effect until the time of the Closing and thereafter as set forth herein.

        3.1 Organization, Good Standing and Qualification. Cyberworks is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all necessary power and authority to own and lease its properties and assets and to conduct its businesses as now owned and presently operated by it. Neither the nature of its business, nor the character or location of properties or assets owned or leased by Cyberworks, has made or makes necessary licensing or qualification by Cyberworks in any jurisdiction other than its respective jurisdiction of organization.

        3.2 Authority. Cyberworks has full corporate power, authority and legal right to enter into and perform its obligations under this Agreement and all agreements to which Cyberworks is or will be a party that are required to be executed pursuant to this Agreement

(the "Cyberworks Ancillary Agreements"), and to consummate the transactions contemplated hereby and thereby. This Agreement and the Cyberworks Ancillary Agreements have been duly and validly approved by the Cyberworks Board of Directors and Shareholders, as required by applicable law. This Agreement and the Cyberworks Ancillary Agreements constitute legal, valid and binding obligations of Cyberworks enforceable against Cyberworks; provided, however, that the Cyberworks Ancillary Agreements will not be effective until the earlier of the Effective Date or the date provided for therein in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws, or by equitable principles, relating to or limiting the rights of creditors generally, (b) limitations imposed by law or equitable principles upon the availability of specific performance, injunctive relief or other equitable remedies, and the Shareholder (as applicable) and (c) concepts of materiality.

        3.3 Consents. No filing, authorization or approval, governmental or otherwise, is necessary to enable Cyberworks to enter into, and to perform its obligations under, this Agreement and the Cyberworks Ancillary Agreements, except for (a) the filing of the Articles of Merger and the Agreement of Merger with the Secretaries of State of the States of Utah and California, respectively, the filing of such officers' certificates and other documents as are required to effectuate the Merger under Utah and California law and the filing of appropriate documents with the relevant authorities of the states other than California in which Cyberworks is qualified to do business, if any,
(b) such filings as may be required to comply with federal and state securities laws, (c) consents required under contracts disclosed in Schedule 3.3 and (d) the approval of the Shareholder.

        3.4    Capitalization.

               (a) Authorized/Outstanding Capital Stock. The authorized capital stock of Cyberworks consists of 10,000 shares of Cyberworks Common. 1,000 shares of Cyberworks Common are issued and outstanding as of this date and as of the Closing Date, of which Richard T. Harrison holds of record and beneficially all 1,000 shares of Cyberworks Common, respectively. The Shareholder holds good and marketable title to such Cyberworks shares, free and clear of all liens, agreements, voting trusts, proxies and other arrangements or restrictions of any kind whatsoever. No shares of Preferred Stock are authorized, issued or outstanding. All issued and outstanding shares of Cyberworks Common have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any right of rescission and have been offered, issued, sold and delivered by Cyberworks in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of applicable federal and state securities laws.

               (b) Options/Rights. There are no stock appreciation rights, options, warrants, calls, rights, commitments, conversion privileges or preemptive or other rights or agreements outstanding to purchase or otherwise acquire any of Cyberworks' authorized but unissued capital stock or any securities or debt convertible into or exchangeable for shares of Cyberworks Common or obligating Cyberworks to grant, extend or enter into such option, warrant, call, commitment, conversion privileges or preemptive or other right or agreement. There is no liability for dividends accrued but unpaid. There are no voting agreements, registration rights, rights of first refusal or other restrictions (other than normal restrictions on transfer under applicable federal and state securities laws) applicable to any of Cyberworks' outstanding securities.

        3.5 Subsidiaries. Cyberworks does not have any subsidiaries or any equity interest, direct or indirect, in any corporation, partnership, joint venture or other business entity.

        3.6 No Conflict. Except as stated in Schedule 3.6, the execution and delivery of this Agreement or any of the Cyberworks Ancillary Agreements do not, and the performance of this Agreement or any of the Cyberworks Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby in accordance with their respective terms, conditions and provisions will not (a) accelerate the maturity of, or give any person any rights under, or the right to rescind, or otherwise modify, any obligation, indebtedness, license, agreement or instrument to which Cyberworks is a party or by which Cyberworks or any of its properties or assets is bound, (b) result in the creation of any lien, encumbrance or charge upon any of the properties or assets of Cyberworks or (c) result in a breach or violation of, or be in conflict with, or constitute (with or without the giving of notice or the passage of time or both) a default under (i), to the Knowledge of Cyberworks or the Shareholder, any statute, law, ordinance, rule or regulation (including, without limitation, all laws regulating franchises) applicable to Cyberworks or any of its properties or assets; (ii) the terms, conditions or provisions of the articles of incorporation or any other charter documents of Cyberworks, or any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, partnership agreement or other agreement, contract, instrument or arrangement or other undertaking (whether or not in writing) to which Cyberworks is a party or by which Cyberworks, or any of its properties or assets, is bound; or (iii) any permit, license, order, judgment or decree of any court, arbitrator or governmental authority by which Cyberworks, or any of its properties or assets, is bound.

        3.7    Financial Statements.

               3.7.1 The Shareholder and Cyberworks have caused to be delivered to Inland true and complete copies of the financial statements of Cyberworks for the year ended December 31, 1997, prepared in accordance with GAAP, and unaudited financial statements of Cyberworks for the quarterly periods ended March 31, 1998 and June 30, 1998 (together the "Cyberworks Financial Statements"). The Cyberworks Financial Statements: (i) are in agreement with the books and records of Cyberworks; and (ii) present fairly and accurately the assets, liabilities and financial position of Cyberworks at the respective dates of the balance sheets included in the financial statements, and the results of operations and changes in financial position and shareholders' equity thereof for the respective periods covered thereby. The Shareholder and Cyberworks have made available to Inland and its agents and representatives for inspection true and correct copies of the accountants' working papers and other materials utilized in preparing the financial statements.

               3.7.2 The accounting and other books and records of Cyberworks have been properly prepared and accurately present and reflect in accordance with GAAP all the transactions entered into by Cyberworks or to which it has been a party and there are at the date hereof no material inaccuracies or discrepancies of any kind contained or reflected in any of the said books and records, and as of the dates thereof they respectively give and reflect a true and fair view of the financial position of Cyberworks and of its respective fixed, current and contingent assets and liabilities, and debtors and creditors.

               3.7.3 Except as set forth on Schedule 3.7, to the Knowledge of the Shareholder or Cyberworks, in relation to all debentures, acceptance credits, overdrafts, loans or other financial facilities outstanding or available to Cyberworks (referred to in this clause as "facilities"): material details of all facilities have been disclosed and there have been delivered to Inland accurate copies of all material documents, if any, relating to the facilities; there has been no contravention of, or non-compliance with, any material provision of any of such documents; no steps for the early repayment of any indebtedness relating to the facilities have been taken or threatened; there are no circumstances whereby the continuation of any of the facilities are likely to be prejudiced, or which may give rise to any alteration in the terms and conditions of any of the facilities; none of the facilities is dependent on the guarantee or indemnity of, or any security provided by, a third party other than the Shareholder; and the Shareholder has no reason to anticipate that as a result of anything contemplated in this Agreement or any of the Cyberworks Ancillary Agreements, any of the facilities might be terminated or mature prior to its stated maturity.

        3.8 Absence of Undisclosed Liabilities. As of December 31, 1997
(the "Balance Sheet Date"), Cyberworks did not have and was not subject to any material liability, indebtedness, claim, obligation or responsibility, fixed or contingent, liquidated or unliquidated, secured or unsecured, or otherwise, which was not either:

               (a) specifically included in the full amount as a liability or adequately and specifically reserved for or against in the full amount in the Consolidated Balance Sheet; or

               (b) fully and specifically set forth in Schedule 3.8.

        Since the Balance Sheet Date, Cyberworks has not incurred or become subject to any material liability, indebtedness, claim, obligation or responsibility, fixed or contingent, liquidated or unliquidated, secured or unsecured, or otherwise, other than those incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice.

        3.9 Tax Returns and Payments. Cyberworks has filed all federal, state, local and foreign tax and material information returns required to be filed prior to the date hereof, has paid all taxes required to be paid in respect of all periods prior to the date hereof for which returns have been filed, has made all necessary estimated tax payments, and has no liability for taxes in excess of the amount so paid, except to the extent adequate reserves have been established in the Cyberworks Financial Statements. True, correct and complete copies of all such tax and information returns have been provided or made available by Cyberworks to Inland. To Cyberworks's Knowledge, Cyberworks is not delinquent in the payment of any tax or in the filing of any tax returns, and no deficiencies for any tax have been threatened, claimed, proposed or assessed which have not been settled or paid. No tax return of Cyberworks has ever been audited by the Internal Revenue Service or any state taxing agency or authority. For the purposes of this Section 3.9, the terms "tax" and "taxes" include all federal, state, local and foreign income, gains, franchise, excise, property, sales, use, employment, license, payroll, occupation, recording, value added or transfer taxes, governmental charges, fees, levies or assessments (whether payable directly or by withholding), and, with respect to such taxes, any estimated tax, interest and penalties or additions to tax and interest on such penalties and additions to tax. Since its inception, Cyberworks has made an election under the Internal Revenue Code of 1968, as amended (the "Code") and state income tax laws to be treated as an S Corporation. Such election will remain valid through the Closing Date. All taxes arising by reason of such election (including, but not limited to, the corporate level built in gain and capital gain taxes described in
Section 1374 of the Code or a predecessor section of the Code) have been or will be paid by the Shareholder no matter when assessed. Cyberworks has no current or deferred federal income tax liabilities and will not as a result of the merger become liable for any income tax not adequately reserved against on the Cyberworks' Financial Statements. Cyberworks has not filed a consent pursuant to
Section 341(f) of the Code. If Cyberworks were to become subject to an audit by the Internal Revenue Service or any state taxing agency or authority for tax years or periods prior to the Effective Date (including, but not limited to, any short tax year resulting from the Merger), the Shareholder will use all reasonable efforts to resolve all such audits in a manner consistent with the intentions of Cyberworks and Inland as expressed in this Agreement.

        3.10 Absence of Certain Changes or Events. Since the Balance Sheet Date and except as specifically authorized hereunder or as set forth in Schedule 3.10:

               (a) Cyberworks has not entered into any transaction other than in the ordinary course of business, consistent with past practice;

               (b) there have been no changes in the financial condition, results of operations, assets, liabilities, prospects or Cyberworks other than changes in the ordinary course of business, consistent with past practice which in the aggregate have not had a Material Adverse Effect, nor any event or circumstance which could reasonably be expected to result in any such changes and, without limiting the foregoing, there has not been any damage, destruction or loss, whether or not covered by insurance, affecting any of the assets or properties of Cyberworks amounting to more than $10,000 in the aggregate;

               (c) Cyberworks has not (i) increased or decreased any of the rates of compensation payable or to become payable to any employee, agent or consultant, or granted, made or accrued any bonus, percentage compensation, service award or other like benefit to or to the credit of any such employee, agent or consultant; (ii) entered into or amended any bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance or other benefit plan or any employment or consulting agreement; (iii) created or otherwise become liable with respect to any indebtedness for money borrowed or purchase money indebtedness, except in the ordinary course of businesses consistent with past practice; (iv) amended its Articles of Incorporation or any other charter documents; (v) issued, purchased or disposed of or contracted to issue, purchase, or dispose of any of its capital stock or any options, warrants or rights with respect thereto or interests therein; (vi) entered into, assumed, modified or terminated any contract, liability or obligation, except in the ordinary course of business, consistent with past practice or settled, discharged or waived any right or claim without adequate consideration; (vii) sold, leased or otherwise disposed of or encumbered in any way any assets, except for sales in the ordinary course of business, consistent with past practice;
        (viii) acquired any property or asset, except in the ordinary course of business, consistent with past practice; (ix) directly or indirectly declared or paid any non-cash dividend or distribution with respect to its capital stock, (x) entered into any transaction with the Shareholder or any Affiliate of the Shareholder, except in the ordinary course of business consistent with past practice; or (xi) agreed to take any action specified in (i)-(x) hereof.

        3.11 Accounts Receivable. The accounts receivable and other receivables of Cyberworks shown on the Cyberworks Financial Statements, and the accounts receivable and other receivables arising since the Balance Sheet Date, are valid and binding obligations of the debtors requiring no further performance by Cyberworks, and, subject to such reserves as have been disclosed in writing to Inland, the Shareholder believes that as of the date of this Agreement they are fully collectible in the ordinary course of business in amounts not less than the aggregate amount thereof carried on the books of Cyberworks.

        3.12 Interests in Real Property. Cyberworks does not own any real property. Schedule 3.12 sets forth a true and complete list of each parcel of real property leased by Cyberworks. A true and complete copy of each lease listed on Schedule 3.12 has been provided to Inland. All of such leases are valid and enforceable, and there does not exist any default under any of such leases, or any event which, with the giving of notice or passage of time, or both, would constitute a default under any of such leases. There are no circumstances known to the Shareholder or Cyberworks which are likely to give rise to any dispute in relation to any of such real properties with any governmental or local authority, superior lessor, tenant or licensee or with the owner or occupier of any adjoining or neighboring property or any other party. Cyberworks has complied in all material respects with all legislation, statutory requirements, governmental or other orders, rules, directives or instruments affecting or pertaining to the use, occupation or enjoyment of such properties. Neither the Shareholder nor Cyberworks have received any notice or are aware of any breach of any covenants, restrictions, stipulations, conditions and other terms affecting such real properties or are aware of any circumstances which would entitle or require any person to exercise any powers of entry and taking possession or which would otherwise terminate or restrict the continued possession or occupation of such real properties. To the Knowledge of the Shareholder or Cyberworks, such real properties:

               (a) are not subject to any covenants, obligations, restrictions or conditions which are of any unusual or onerous nature or which would affect the use or continued use of the properties by the relevant owners for the purpose or to the extent or in the manner now used;

               (b) do not enjoy any right, easement or privilege, the withdrawal or cessation of which would adversely affect the use or continued use of any of such real properties by the relevant owners for the purpose for or to the extent to or in the manner in which it is now used;

               (c) are not affected by any of the following matters: (i) any closing order, demolition order or clearance order; (ii) any order or proposal publicly advertised or of which written notice has been received for the compulsory acquisition or requisition of the whole or any part thereof or the discontinuance of any use or the removal of any building; or (iii) any agreement with any public body or authority regulating the use or development thereof except as stated in the lease agreement;

and neither the Shareholder nor Cyberworks are aware of any intention on the part of the relevant authorities to issue any such order or notice, or any matter which gives rise to the issue of any such order or notice. As at the date hereof, to the Knowledge of the Shareholder or Cyberworks, there is no agreement to sell or part with the possession of or let or license or grant any option over or otherwise dispose of any interest in such properties or any part thereof. All of such real property interests and improvements, the furniture, fixtures and equipment relating thereto, and the operation of the businesses of Cyberworks thereon, conform to any and all applicable health, fire, safety, zoning and building laws, ordinances and regulations. Except as set forth on
Schedule 3.12, all buildings, structures and fixtures used by Cyberworks in the conduct of its business are located on the parcels of real property listed in
Schedule 3.12 and are in good operating condition and repair, ordinary wear and tear excepted.

        3.13 Personal Property. All assets used in the conduct of the business of Cyberworks are either owned by Cyberworks, or leased or rented by Cyberworks,
(a) in transactions with non-Affiliates of the Shareholder, or (b) on terms no more or less favorable than would have been obtained in arms length transactions. Schedule 3.13 sets forth, current as of the date hereof, a true, complete and correct list of each of the assets (other than real property) having a book value of $15,000 or more included in the Cyberworks Financial Statements or otherwise used in the conduct of the business of Cyberworks. The book value of any assets that are not included on such list does not, in the aggregate, exceed $20,000, as of the date hereof. Except as set forth on Schedule 3.13, Cyberworks has good title, free and clear of all title defects and objections, security interests, liens and encumbrances, including, without limitation, leases, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest retaining arrangements, to any inventory, furniture, machinery, equipment, and other personal property reflected on the Cyberworks Financial Statements, except for acquisitions, sales and dispositions in the normal course of business since the Balance Sheet Date as contemplated by this Agreement. All material personal property of Cyberworks is in good operating condition and repair, ordinary wear and tear excepted.

        3.14 Intangible Property Rights. Schedule 3.14 is a true and complete list of all licenses, patents, copyrights, trademarks, service marks, service names, trade names, trade secrets or other proprietary information (collectively, the "Intellectual Property") owned by Cyberworks or in which they have rights. Cyberworks owns or possesses irrevocable rights in all Intellectual Property which is necessary or adequate for the conduct of its businesses. To the Knowledge of the Shareholder or Cyberworks, Cyberworks is not infringing and has not infringed upon any patent, trademark, trademark right, service mark, service name, trade name, trade secret or proprietary information owned or held by any other person or entity. Except as set forth in Schedule 3.14, there is no claim or action by any other person or entity pending or threatened alleging that Cyberworks is infringing upon any patent, trademark, trademark right, service mark, service name, trade name, trade secret or proprietary information owned or held by any other person or entity, nor to the Knowledge of the Shareholder or Cyberworks is there any reasonable basis for any such claim or action by any person. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a material breach of any instrument or agreement governing any Intellectual Property (the "Cyberworks IP Rights Agreements"), will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Intellectual Property or materially impair the right of Cyberworks to use, sell or license any Intellectual Property or portion thereof. There are no royalties, honoraria, fees or other payments payable by Cyberworks to any person by reason of the ownership, use, license, sale or disposition of the Intellectual Property (other than as set forth in the Cyberworks IP Rights Agreements listed in Schedule 3.14). Neither the manufacture, marketing, license, sale or intended use of any product currently licensed or sold by Cyberworks or currently under development by Cyberworks violates any license or agreement between Cyberworks and any third party. Cyberworks has taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all material Intellectual Property. All officers, employees and consultants of Cyberworks have executed and delivered to Cyberworks an agreement regarding the protection of proprietary information and the assignment to Cyberworks of all intellectual property rights arising from the services performed for Cyberworks by such persons.

        3.15 Title to Assets. Except as set forth in Schedule 3.12 or 3.13, Cyberworks is the owner and has good and marketable title to all its assets and interests in assets, whether real, personal, mixed, tangible or intangible, which constitute all the assets and interests in assets that are used in its business and that are necessary for the conduct and operation of its business as presently conducted. Except as set forth in Schedule 3.12 or 3.13, all these assets are free and clear of mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, rights of way, covenants, conditions or restrictions, except for: (i) those reflected on the Cyberworks Financial Statements; and (ii) liens for current taxes not yet due and payable. Cyberworks is in possession of all premises leased to it from others. Except as set forth on Schedule 3.15, neither any officer, director, employee or Affiliate of Cyberworks, nor any spouse or child of any of these persons, owns, or has any interest, directly or indirectly, in any of the real or personal property owned by or leased to Cyberworks.

        3.16 Litigation. To the Knowledge of Shareholder or Cyberworks, Schedule
3.16 identifies all claims, suits, litigation, actions, arbitrations, governmental investigations and legal, administrative or other proceedings or controversies, at law or in equity or otherwise, to which Cyberworks, or any of its officers, directors, employees, stockholders or agents or assets, is a party or which is, to the Knowledge of the Shareholder or Cyberworks, threatened against any such persons or assets which affects or may reasonably be expected to affect the financial condition, liabilities, Permits or Contracts (as defined in Section 3.17), assets, shareholders' equity, properties (including the value or usefulness thereof), sales, net income, operations, prospects or businesses of Cyberworks. The matters set forth in Schedule 3.16, if decided adversely, will not, individually or in the aggregate, reasonably be expected to result in any adverse change in the financial condition, liabilities, Permits or Contracts, assets, shareholders' equity, properties, sales, net income, operations, prospects or businesses of Cyberworks. Cyberworks is not subject to any order, judgment, decree or governmental restriction which adversely affects its financial condition, liabilities, Permits or Contracts, assets, shareholders' equity, properties, sales, net income, operations, prospects or businesses or which would prevent the transactions contemplated by this Agreement. Except as disclosed in Schedule 3.16, to the Knowledge of Cyberworks and the Shareholder, Cyberworks has not been and is not in violation of, and has not received any formal or informal notice of violation of, any law or order, writ, injunction or decree of any U.S. federal, state, municipal, or local court or other governmental department, commission, board, bureau, agency or instrumentality. There is no basis for any Person, firm, corporation or entity to assert a claim against Cyberworks or Inland as successor in intent to Cyberworks based upon: (a) ownership or rights to ownership of any shares of Cyberworks Common, (b) any rights as a Cyberworks securities holder, including, without limitation, any option or other right to acquire any Cyberworks securities, any preemptive rights or any rights to notice or to vote, or (c) any rights under any agreement between Cyberworks and the Shareholder or former Cyberworks securities holder, if any, in such holder's capacity as such.

        3.17 Contracts and Permits. Schedule 3.17 describes all (a) currently effective or applied for (as designated in Schedule 3.17) licenses, franchises, permits, easements, certificates, consents, rights, privileges, and authorizations necessary or advisable to the conduct of the business of Cyberworks (collectively, the "Permits"), and (b) currently effective contracts, instruments, arrangements or agreements, oral or written (other than leases disclosed on other schedules delivered pursuant to this Agreement), to which Cyberworks is a party or by which its properties are bound which: (i) involve the payment by Cyberworks of more than $20,000 per annum; (ii) have a duration of more than one year; (iii) are not terminable at the option of Cyberworks by less than 30 days' notice, without the payment of any penalty; (iv) is with any officer, director, shareholder, Affiliate or other employee of Cyberworks; (v) are with a bank or other lender; (vi) grant exclusive sales, purchase or distribution rights to any person; or (vii) have been entered into other than in the ordinary course of business (collectively, the "Contracts"). The Shareholder and Cyberworks have provided to Inland true copies of each Permit and Contract. Unless so stated on Schedule 3.17, to the Knowledge of Cyberworks or the Shareholder, Cyberworks has not been and is not in material breach or default of any Permit or Contract and no event exists which, with the giving of notice or passage of time, or both, would constitute a material breach or default of any of the Permits or Contracts. All of the Permits and Contracts are in full force and effect and are not subject to cancellation, termination, or modification for any reason related to the consummation of the transactions contemplated in this Agreement or otherwise. To the Knowledge of the Shareholder or Cyberworks, no other party to any Permit or Contract intends to revoke, alter, or not to perform its obligations under such Permit or Contract. Except as set forth on Schedule 3.17, Cyberworks is not a party to any agreement in which any of the directors or Affiliates of Cyberworks is interested (directly or indirectly). Except as set forth on Schedule 3.17, there is no contract which is likely or estimated to give rise to a loss to Cyberworks exceeding in the aggregate $20,000. To the Knowledge of the Shareholder or Cyberworks, except as set forth on Schedule 3.17, there is no contract involving or which may involve obligations on Cyberworks or the need for expenditure by Cyberworks of a nature or magnitude which cannot be fulfilled, or performed without undue or unusual expenditure of money or effort.

        3.18 Existing Employment Contracts. Schedule 3.18 sets forth a list and full description of all employment contracts and collective bargaining agreements, and all pension, bonus, retirement, profit-sharing, stock option, or other agreements or arrangements, oral or written, providing for employee remuneration or benefits (including, without limitation, all vacation, termination, severance and leave policies and obligations) to which Cyberworks is a party or by which Cyberworks is bound (collectively, "Employee Plans"). Except as disclosed in Schedule 3.18, for each Employee Plan which is not fully funded, Cyberworks has established reserves on its books to provide for the benefits earned and other liabilities accrued under each such Employee Plan through the Closing Date in amounts sufficient to fully provide for such benefits and liabilities; these reserves have been determined in the same manner as such reserves have been determined for the prior year. True and correct copies of all Employee Plans and records disclosing the costs of providing benefits under, and paying liabilities of, each Employee Plan for the past three years have been provided to Inland. To the Knowledge of Cyberworks, no employee of Cyberworks is in material violation of any term of any employment contract, patent disclosure agreement or noncompetition agreement or any other contract or agreement, or any restrictive covenant, relating to the right of any such employee to be employed by Cyberworks or to use trade secrets or proprietary information of others, and the employment of any employee of Cyberworks does not subject Cyberworks to any liability to any third party.

               Except as set forth in Schedule 3.18, Cyberworks is not a party to any (a) agreement with any executive officer or other key employee of Cyberworks (i) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Cyberworks in the nature of any of the transactions contemplated by this Agreement, the Articles of Merger and the Agreement of Merger, (ii) providing any term of employment or compensation guarantee or (iii) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment, or (b) agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be materially increased, or the vesting of benefits of which will be materially accelerated, by the occurrence of any of the transactions contemplated by this Agreement, the Articles of Merger and the Agreement of Merger or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, the Articles of Merger and the Agreement of Merger. Cyberworks is not obligated to make any excess parachute payment, as defined in Section 280G(b)(1) of the Code, nor will any excess parachute payment be deemed to have occurred as a result of or arising out of the Merger to the extent Section 280G of the Code is applicable to Cyberworks.

        3.19 Interest in Customers, Suppliers and Competitors. To the Knowledge of the Shareholder or Cyberworks, except as disclosed and described in Schedule
3.19 (and including direct employee compensation disclosed to Inland and not in arrears), neither the Shareholder nor Cyberworks, nor any officer, director or Affiliate of Cyberworks, nor any spouse or child of any of them, has any direct or indirect interest in any competitor, contractor, supplier or customer of Cyberworks, or in any person with whom Cyberworks is doing business or is leasing or buying property or services. No person who is an officer, director or shareholder of Cyberworks, or any member of any officer's, director's or shareholder's immediate family, is directly or indirectly interested in any material contract or informal arrangement with Cyberworks, including, but not limited to, any loan arrangements, except for compensation for services as an officer, director or employee of Cyberworks as listed in Schedule 3.18. None of such officers, directors, shareholders or family members has any interest in any property, real or personal, tangible or intangible, including, without limitation, inventions, patents, copyrights, trademarks, trade names or trade secrets, used in the business of Cyberworks, except for the normal rights of a shareholder.

        3.20 Personnel Identification and Compensation. Inland has been provided with a written list of the names of all officers, directors, employees, and agents of Cyberworks who receive an annual salary in excess of $10,000 per annum, stating the rates of compensation payable to each of them. Except as listed on such list, no other person, except accountants, auditors and attorneys, regularly performs compensable services Cyberworks.

        3.21 Powers of Attorney and Suretyships. To the Knowledge of the Shareholder or Cyberworks, except as described in Schedule 3.21, Cyberworks presently has no outstanding powers of attorney or guarantees, and no material obligations or liabilities, whether actual, accrued, accruing or contingent, as guarantor, surety, co-signor, endorser (other than checks endorsed for presentation in the ordinary course of business), co-maker, indemnitor or otherwise in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity.

        3.22   Employees.

               (a) Other than as set forth in Schedule 3.22, Cyberworks is not a party to:

                      (i) any payment in connection with retirement, death or disability to any person who is or has been a director, officer or employee of Cyberworks or a relative or dependent or such a person other than pursuant to any such agreement, arrangement, scheme or fund to which Cyberworks is required by law to be a party;

                      (ii) any profit sharing plan or other employee benefit plan for the payment to employees or directors of bonuses or incentive payments or the like or of any non-cash compensation, including but not limited to grants of options, rights, warrants, convertible securities and the like; or

                      (iii) any obligation or ex-gratia arrangement to pay pensions, gratuities, retirement benefits, periodical sums or any compensation to any person other than pursuant to any such agreement, arrangement, scheme or fund to which Cyberworks is required by law to be a party.

               (b) To the Knowledge of Shareholder or Cyberworks, Cyberworks is under no obligation (whether actual or contingent) to any former employee whether for breach of any contract of service, for compensation for wrongful dismissal or for unfair dismissal or for payment of any salaries, wages, pension, gratuities, bonuses or otherwise howsoever or whatsoever and no tax, levy, contribution or payment in respect to any former employee whether to any governmental authority, pension fund, scheme or trust or otherwise howsoever or whatsoever will be outstanding or disputed.

        3.23 Labor Relations. Except as described in Schedule 3.23, there are no agreements with, or pending petitions for recognition of, any labor union or association as the bargaining agent or representative for all of Cyberworks' employees; no such petitions have been pending at any time within three years of the date of this Agreement and there has been no organizing effort by any union or other group seeking to represent any employees of Cyberworks as their bargaining agent or representative at any time within three years of the date of this Agreement; no claim has been, nor could be, made that any collective bargaining agreement set forth on Schedule 3.23 should be applicable to any employees of Cyberworks not expressly covered by the terms of such agreements; and there are no labor strikes, work stoppages or other labor troubles, now pending, or threatened, against Cyberworks, nor have there been any such labor strikes, work stoppages or other labor troubles, at any time within the two (2) years preceding the date of this Agreement. Except as described on Schedule 3.23, there have been no grievances filed, nor claims of unfair labor practices, made, against Cyberworks at any time within the past three years.

        3.24 Insurance. Schedule 3.24 includes a list of all insurance policies in force with respect to Cyberworks showing for each such policy: (a) the owner;
(b) the coverage of such policy; (c) the amount of premium properly allocable to such policy; (d) the name of the insurer; and (e) the termination date of the policy. All policies listed on Schedule 3.24 are in full force and effect and are "claims made" policies. All the conditions of such insurance have been performed and observed and nothing has been done or omitted to be done which could make any such insurance void or voidable. All premiums in respect of such insurance which may have become due have been duly paid. There are no claims outstanding, or to the Knowledge of Shareholder or Cyberworks pending or threatened against Cyberworks which are not covered by insurance. The Shareholder and Cyberworks have provided Inland with complete copies of all policies listed on Schedule 3.24. To the Knowledge of the Shareholder or Cyberworks, such insurance policies provide coverage reasonable for the business conducted by Cyberworks and are sufficient for compliance with all applicable laws or leases or other agreements to which Cyberworks is a party.

        3.25 Compliance with Laws. To the Knowledge of the Shareholder or Cyberworks, except as described in Schedule 3.25 Cyberworks has not been and currently is not in violation of any applicable U.S. federal, state, or local statutes, laws and regulations (including, without limitation, any applicable building, zoning, or other law, ordinance, or regulation) affecting any of its properties or the conduct or operation of its business.

        3.26   Corporate Documents.

               3.26.1 The Shareholder and Cyberworks have furnished to Inland for its examination: (i) true and correct copies of articles of incorporation, bylaws and any other charter documents, including any amendments thereto, of Cyberworks and (ii) except as described in Schedule 3.26, the statutory books, minute books and stock transfer registers of Cyberworks which contain all records concerning all proceedings, consents, actions and meetings of the shareholders and boards of directors of Cyberworks and issuances of shares, debentures and other securities thereof.

               3.26.2 Cyberworks has complied with its articles of incorporation and any other charter documents in all respects, and none of the business, activities, agreements, commitments or rights of Cyberworks is ultra vires or unauthorized.

        3.27 Credit Cards. Schedule 3.27 contains a true and complete list of all credit cards issued or caused to be issued by or on behalf of Cyberworks to any person, firm or entity which Cyberworks is or may be liable for charges or payments. The Shareholder and Cyberworks shall cause to be delivered to Inland on or before the Closing Date all of such credit cards as Inland may designate.

        3.28 Bank Accounts. Schedule 3.28 contains a true and complete list of the name of each bank, savings and loan association or other financial institution in which Cyberworks has any type of account or safe deposit box, the account name and number of each such account or safe deposit box and the names of all persons authorized to draw thereon or have access thereto.

        3.29   Environmental Matters.

                      (a) Except as provided in Schedule 3.29, Cyberworks and every person for whose default Cyberworks may be vicariously liable have complied with all applicable legislation, licences, consents and permissions relating to environmental matters.

                      (b) Except as provided in Schedule 3.29, neither Cyberworks nor any person for whose default Cyberworks may be vicariously liable is the subject of any actions, claims or proceedings relating to environmental matters and no such action, claim or proceeding is threatened against or expected by Cyberworks or any such person.

        3.30 Customers and Suppliers. Schedule 3.30(a) lists each customer of Cyberworks which accounted for more than 5% of Cyberworks' revenues for the twelve months ended December 31, 1997 and for the six-months ended June 30, 1998. There has not been any material adverse change in the business relationship between Cyberworks and any of its respective customers or suppliers, nor have there been any material disputes or controversies between Cyberworks and any of their respective customers or suppliers, nor, to the Knowledge of the Shareholder or Cyberworks, is there any event or circumstance which could reasonably form the basis for any such material dispute or controversy. Except as noted on Schedule 3.30(b), so far as the Shareholder is aware, the business relationships with customers, suppliers, employees and other persons with regard to Cyberworks will not be prejudicially affected by the execution or completion of this Agreement.

        3.31 Unlawful Payment. To the Knowledge of the Shareholder or Cyberworks, neither Cyberworks nor any officer, director, shareholder, employee, agent or representative of Cyberworks has made, directly or indirectly, with respect to the business of any Company, any illegal political or illegal charitable contributions, payments from corporate funds not recorded on the books and records of the Companies, payments from corporate funds that were falsely recorded on the books and records of the Companies, payments from corporate funds to governmental officials in their individual capacities for the purpose of affecting their action or the action of the government they represent to obtain favorable treatment in securing businesses or licenses or to obtain special concessions, or payments to any officers, employees or agents of a customer or supplier for the purpose of influencing their action or inaction or the action or inaction of any other officer, employee or agent of such customer or supplier.

        3.32 Restrictive Covenants. Except as described on Schedule 3.32, Cyberworks is not bound by any agreement, contract or covenant limiting its freedom to compete in any line of business or with any person or other entity in any geographic area.

        3.33   Insolvency.

               3.33.1 No receiver has been appointed of the whole or any part of Cyberworks' assets or undertaking and no order has been made or petition presented or resolution passed for the winding up of Cyberworks.

               3.33.2 Cyberworks has not stopped payment nor is it insolvent or unable to pay its debts within the meaning of the United States Bankruptcy Code.

               3.33.3 No unsatisfied judgment is outstanding against Cyberworks.

        3.34 Books and Records. The books, records and accounts of Cyberworks
(a) are in all material respects true and complete, (b) have been maintained in accordance with reasonable business practices on a basis consistent with prior years, (c) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of Cyberworks and (d) accurately and fairly reflect the basis for the Cyberworks Financial Statements. Cyberworks has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization; (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements, and (ii) to maintain accountability for assets, and (c) the amount recorded for assets on the books and records of Cyberworks is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        3.35 Accuracy of Documents and Information. The copies of all instruments, agreements, other documents and written information delivered to Inland by or on behalf of Cyberworks or the Shareholder or any of their respective representatives pursuant to this Agreement, are and will be complete and correct in all material respects as of the date hereof and as of the Closing Date. The representations and warranties made by Cyberworks and the Shareholder in this Agreement, or in other written materials furnished to Inland hereunder or in connection with the transactions contemplated hereby, taken as a whole, do not contain any untrue statement of material fact and do not omit any material fact necessary to make the statements or facts contained herein or therein not misleading.

        3.36   Disclosure.

               (a) To the Knowledge of the Shareholder or Cyberworks, none of the documents or information provided to Inland by the Shareholders and Cyberworks or any agent or employee of Cyberworks in the course of Inland's due diligence investigation and the negotiation of this Agreement and Articles 2 and 3 of this Agreement and the Disclosure Schedules, contain any untrue statement of any material fact or omit to state a material fact necessary in order to make the statements contained in this Agreement or in such documents, information or Disclosure Schedules not misleading. There is no fact which materially adversely affects the business, prospects, condition, affairs or operations of Cyberworks, any of properties or assets of Cyberworks which has not been set forth in this Agreement or in such documents, information or Disclosure Schedules.

               (b) Nothing in the Disclosure Schedules referred to in this
Article 3 will be deemed adequate to disclose an exception to a representation or warranty made in this Agreement unless the applicable Disclosure Schedule identifies the exception with particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item will not be deemed adequate to disclose an exception to a representation or warranty made in this Agreement (unless the representation or warranty has to do with the existence of the document or other item itself). The Shareholder acknowledges and agrees that, except with respect to representations set forth in Articles 2 and 3 that are qualified by the Knowledge of matters which result in adverse consequences to Inland will not relieve Cyberworks of such Cyberworks' obligation pursuant to
Article 11 to indemnify and hold Inland harmless from all adverse consequences.

               (c) Notwithstanding anything to the contrary in this Agreement,
(i) no investigation by Inland shall affect the representations and warranties of the Shareholder or Cyberworks under this Agreement or contained in any document, certificate or other writing furnished or to be furnished to Inland in connection with the transactions contemplated hereby and (ii) such representations and warranties shall not be affected or deemed waived by reason of the fact that Inland knew or should have known that any of the same is or might be inaccurate in any respect.

                                    ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF INLAND

               In order to induce the Shareholder and Cyberworks to enter into this Agreement, Inland hereby makes the representations and warranties set forth below, which representations and warranties shall be deemed to continue in full force and effect until the time of the Closing and thereafter as set forth herein:

        4.1 Corporate Existence and Authority. Inland is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Utah. Inland has full power, authority and legal right to enter into and perform its obligations under this Agreement, and all agreements to which Inland is or will be a party that are required to be executed pursuant to this Agreement (the "Inland Ancillary Agreements") and to consummate the transactions contemplated hereby.

        4.2 No Conflict. The execution and delivery of this Agreement do not, and the performance of this Agreement and the consummation of the transactions contemplated hereby in accordance with the terms, conditions and provisions hereof will not result in a breach or violation of, or in conflict with, or constitute (with or without the giving of notice or the passage of time or both) a default under:

               4.2.1 to the Knowledge of Inland, any statute, law, ordinance, rule or regulation applicable to Inland, or

               4.2.2 the terms, conditions or provisions of the articles of incorporation or bylaws or other organizational documents of Inland, or any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, partnership agreement or other agreement, contract, instrument, or arrangement (whether or not in writing) to which Inland is a party or by which Inland or its properties, is or may be bound, or

               4.2.3 any permit, license, order, judgment or decree of any court, arbitrator or governmental authority by which Inland or its properties is or may be bound.

        4.3 Consents. No consent, permit, approval, order, authorization of, or filing with or notice to, any federal, state, local or foreign governmental department, commission, board, bureau, agency, instrumentality or authority or any person (whether or not governmental in character) has been or is required to be obtained, made or given by Inland in connection with the execution and delivery of this Agreement and the Inland Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby or the fulfillment of or the compliance with the terms, conditions and provisions hereof or thereof, except as set forth in Schedule 4.3 to this Agreement.

        4.4 Binding Obligations. This Agreement and the Inland Ancillary Agreements are, or when executed by Inland will be, valid and binding obligations of Inland, enforceable against Inland in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies; provided, however, that the Articles of Merger, the Agreement of Merger and the Inland Ancillary Agreements will not be effective until the Effective Date.

        4.5 Representations. The representations and warranties made by Inland in this Agreement, the Inland Ancillary Agreements or in other written materials furnished to the Shareholder and Cyberworks hereunder or in connection with the transactions contemplated hereby, when taken together, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

        4.6 Capital Stock. The authorized capital stock of Inland consists of 100,000,000 shares of Inland Common, $.001 par value per share. Except as set forth on Schedule 4.6 hereto, on the date hereof there are no outstanding warrants, options, "phantom" stock rights, agreements, convertible or exchangeable securities or other commitments (other than this Agreement and other agreements related thereto) pursuant to which Inland is or may become obligated to issue, sell, purchase or redeem any shares of capital stock or other securities of Inland.

        4.7    Corporate Documents.

               4.7.1 Inland has furnished to the Shareholder for his examination: (a) true and correct copies of the Articles of Incorporation and Bylaws, including any amendments thereto, of Inland, (b) the minute books of Inland which contain all records concerning all proceedings, consents, actions and meetings of the shareholders and board of directors of Inland and (c) all information required to be filed with the SEC by Inland or provided to the SEC in accordance with the rules and regulations of the Commission since December 31, 1997 (together with any such filings or information supplied to the SEC after the date of this Agreement and prior to the Closing, the "SEC Filings").

               4.7.2 Inland has complied with its Articles of Incorporation and Bylaws in all material respects, and none of the business, activities, agreements, commitments or rights of Inland is ultra vires or unauthorized.

               4.7.3 Compliance has been made with all other legal requirements concerning Inland and all issues of shares, debentures or other securities thereof and the stock transfer records and minute books of Inland are up to date and contain true, full and accurate records of all matters required to be dealt with therein, and all annual or other reports required to be filed under the Utah Business Corporations Act have been filed and all legal requirements relating to the formation and organization of Inland and the issue of shares and other securities have been complied with, except where noncompliance would not result in a Material Adverse Effect.

               4.7.4 All documents required by the SEC or by any legislation in other relevant jurisdictions to be filed or registered in respect of Inland have been duly filed or registered, and all fees payable in connection with such documents has been paid.

        4.8 Financial Statements. Grant Thornton LLP, which has examined and expressed its opinion on certain financial statements of Inland filed as part of the SEC Filings (the "Inland's Financial Statements"), are independent public accountants within the meaning of the Securities Act; Inland's Financial Statements, together with the notes, forming part of the SEC Filings, comply in all material respects with the requirements of the Securities Act and have been prepared and fairly present the financial condition, the results of operations and changes in financial position of Inland at the respective dates and for the respective periods indicated, in accordance with GAAP throughout such periods; and the financial and statistical information and data set forth in the SEC Filings is fairly presented and prepared on a basis consistent with such Inland's Financial Statements and the books and records of Inland, as the case may be.

        4.9 Absence of Undisclosed Liabilities. As of June 30, 1998 (the "Inland's Balance Sheet Date"), Inland did not have and was not subject to any material liability, indebtedness, claim, obligation or responsibility, fixed or contingent, liquidated or unliquidated, secured or unsecured, or otherwise, which was not either:

               4.9.1 specifically included in the full amount as a liability or adequately and specifically reserved for or against in the full amount in Inland's Financial Statements included in its SEC Filings; or

               4.9.2 fully and specifically set forth in Schedule 4.9.

               Except as set forth on Schedule 4.9, since Inland's Balance Sheet Date, Inland has not incurred or become subject to any material liability, indebtedness, claim, obligation or responsibility, fixed or contingent, liquidated or unliquidated, secured or unsecured, or otherwise, other than those incurred since Inland's Balance Sheet Date in the ordinary course of business of Inland consistent with past practice.

        4.10 Status of Inland's Shares of Common Stock. All of the outstanding shares of Inland Common have been issued in compliance with all applicable state and federal securities laws and are duly authorized and validly issued, fully paid and nonassessable and free of preemptive rights, contractual rights to purchase and similar rights except as set forth in the SEC Filings; the Inland Common to be issued and sold by Inland have been duly authorized and, upon delivery to the Shareholder in accordance with the terms hereof, will have been validly issued and fully paid and will be nonassessable and free of preemptive rights, contractual rights to purchase and similar rights; and the capital stock of Inland, including the Inland Common and, on August 25, 1998, the number of shares of Inland Common outstanding was 3,949,186.

        4.11 Governmental Proceedings. There is no legal or governmental proceeding pending or to Inland's Knowledge threatened or contemplated to which Inland is a party or of which the business or property of Inland is the subject which is not disclosed in the SEC

Filings and which might result in a judgment or decree having a Material Adverse Effect, and there is no contract or document of a character required to be described in the SEC Filings or to be filed as an exhibit to the SEC Filings which is not described or filed as required.

        4.12 Intellectual Property. Except as described in the SEC Filings, Inland owns or possesses adequate rights, or can obtain such rights on terms which would not be materially adverse to Inland, which protect Inland's acts necessary for the conduct of its business as described in the SEC Filings. To the Knowledge of Inland, except as described in the SEC Filings, Inland is not infringing and has not infringed upon any patent, trademark, trademark right, service mark, service name, trade name, trade secret or proprietary information owned or held by any other person or entity. Except as described in the SEC Filings, there is no claim or action by any other person or entity pending or threatened alleging that Inland is infringing upon any patent, trademark, trademark right, service mark, service name, trade name, trade secret or proprietary information owned or held by any other person or entity which, if successful, would have a Material Adverse Effect, nor to the Knowledge of Inland is there any reasonable basis for any such claim or action by any person.

        4.13 Absence of Certain Changes or Events. Since Inland's Balance Sheet Date and except as specifically authorized hereunder or as set forth in Schedule 4.13:

               4.13.1 Inland has not entered into any transaction other than in the ordinary course of business, consistent with past practice;

               4.13.2 there have been no changes in the financial condition, results of operations, assets, liabilities, prospects or business of Inland other than changes in the ordinary course of business, consistent with past practice which in the aggregate have not been materially adverse to Inland, nor any event or circumstance which could reasonably be expected to result in any such changes and, without limiting the foregoing, there has not been any material damage, destruction or loss, whether or not covered by insurance, affecting any of the assets or properties of Inland;

               4.13.3 Inland has not (a) created or otherwise become liable with respect to any indebtedness for money borrowed or purchase money indebtedness, except in the ordinary course of business consistent with past practice; (b) amended Inland's Certificate of Incorporation or Bylaws; (c) issued, purchased or disposed of or contracted to issue, purchase, or dispose of any of its capital stock or any options, warrants or rights with respect thereto or interests therein; (d) entered into, assumed, modified or terminated any contract, liability or obligation, except in the ordinary course of business, consistent with past practice or settled, discharged or waived any right or claim without adequate consideration; (e) sold, leased or otherwise disposed of or encumbered in any way any assets, except for sales in the ordinary course of business, consistent with past practice; (f) directly or indirectly declared or paid any non-cash dividend or distribution with respect to the capital stock of Inland; or (g) agreed to take any action specified in (a)-(g) hereof.

        4.14 Compliance with Laws. Except as described in Schedule 4.14, Inland has not been and currently is not in violation of any applicable foreign, federal, state, or local statutes, laws and regulations (including, without limitation, any applicable building, zoning, or other law, ordinance, or regulation) affecting any of its properties or the conduct or operation of its business.

        4.15 Accuracy of Documents and Information. The copies of all instruments, agreements, other documents and written information delivered to the Shareholder by or on behalf of Inland or any of its representatives pursuant to this Agreement are and will be complete and correct in all material respects as of the date hereof and as of the Closing Date. The representations and warranties made by Inland in this Agreement, or in other written materials furnished to the Shareholder hereunder or in connection with the transactions contemplated hereby, taken as a whole, do not contain any untrue statement of material fact and do not omit any material fact necessary to make the statements or facts contained herein or therein not misleading.

                                    ARTICLE 5

                         CYBERWORKS PRECLOSING COVENANTS

               During the period from the date of this Agreement until the Effective Date, the Shareholder and Cyberworks, jointly and severally, covenant and agree with Inland as follows:

        5.1 Advice of Changes. Cyberworks and the Shareholder will promptly advise Inland in writing, to the extent of the Knowledge of Cyberworks' President, Chief Executive Officer or Chief Financial Officer, (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Cyberworks or the Shareholder contained in this Agreement, if made on or as of the date of such event or the Closing Date (as defined in Section 7.1 hereof), untrue or inaccurate in any material respect and
(b) of any material adverse change in Cyberworks' financial condition, properties, assets, liabilities, business, results of operations or prospects.

        5.2 Maintenance of Business. The parties hereto understand and acknowledge that it is their intent to work closely together during the period from the date hereof until the Closing Date (as defined in Section 7.1 hereof). If Cyberworks or the Shareholder become aware of a material deterioration in the relationship with any material customer, supplier or key employee, such person will promptly bring such information to the attention of Inland in writing and, if requested by Inland, will exert all reasonable efforts to restore the relationship.

        5.3 Conduct of Business. Cyberworks will not, and the Shareholder shall take all necessary action to ensure that Cyberworks does not, without the prior written consent of the

Chairman of the Board and Chief Executive Officer or the Executive Vice President, Chief Financial Officer of Inland, not to be unreasonably withheld:

               (a)    borrow any money;

               (b) enter into any transaction not in the ordinary course of business or enter into any transaction or make any commitment involving an expense of Cyberworks or capital expenditure by Cyberworks in excess of $10,000;

               (c) encumber or permit to be encumbered any of its assets except in the ordinary course of its business consistent with past practice and to an extent which is not material;

               (d) dispose of any of its material assets except in the ordinary course of business consistent with past practice;

               (e) enter into any material lease or contract for the purchase or sale of any property, real or personal, tangible or intangible, except in the ordinary course of business consistent with past practice or enter into any agreement of the types described in Section 3.17;

               (f) fail to maintain its equipment and other assets in good working condition and repair according to the standards it has maintained to the date of this Agreement, subject only to ordinary wear and tear;

               (g) pay any bonus, royalty, increased salary or special remuneration to any officer, employee or consultant (except pursuant to existing arrangements heretofore disclosed in writing to Inland ) or enter into any new employment or consulting agreement with any such person, or enter into any new agreement or plan of the type described in Section 3.18;

               (h)    change accounting methods;

               (i) declare, set aside or pay any cash or stock dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any of its capital stock, except as set forth on Schedule 5.3(i);

               (j) amend or terminate any contract, agreement or license to which it is a party except those amended or terminated in the ordinary course of business, consistent with past practice, and which are not material in amount or effect;

               (k) lend any amount to any person or entity, other than advances for travel and expenses which are incurred in the ordinary course of business consistent with past practice, not material in amount, which travel and expenses shall be documented by receipts for the claimed amounts;

               (l) guarantee or act as a surety for any obligation except for the endorsement of checks and other negotiable instruments in the ordinary course of business, consistent with past practice which are not material in amount;

               (m) waive or release any material right or claim except in the ordinary course of business, consistent with past practice;

               (n) issue or sell any shares of its capital stock of any class or any other of its securities, or issue or create any warrants, obligations, subscriptions, options, convertible securities, stock appreciation rights or other commitments to issue shares of capital stock, or accelerate the vesting of any outstanding option or other security;

               (o) split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or affecting any other of its securities;

               (p) except for the Merger, merge, consolidate or reorganize with, or acquire any entity;

               (q)    amend its Articles of Incorporation or Bylaws;

               (r) agree to any audit assessment by any tax authority or file any federal or state income or franchise tax return unless copies of such returns have been delivered to Inland for its review prior to filing;

               (s) license any of Cyberworks' technology or any of the Intellectual Property of Cyberworks, except in the ordinary course of business consistent with past practice;

               (t) change any insurance coverage or issue any certificates of insurance;

               (u) terminate the employment of any employee listed in Schedule 3.17; or

               (v) agree to do any of the things described in the preceding clauses 5.3(a) through 5.3(u).

        5.4 Certain Agreements. Cyberworks and the Shareholder will cause all present employees and consultants of Cyberworks who have not previously executed Cyberworks' forms of assignments of copyright and other intellectual property rights to Cyberworks to execute such forms, copies of which are attached hereto as Exhibit 5.4.

        5.5 Regulatory Approvals. Cyberworks and, if necessary, the Shareholder, will execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, or which Inland may reasonably request, in connection with the consummation of the transactions provided for in this Agreement. Cyberworks and the Shareholder will use all reasonable efforts to obtain or assist Inland in obtaining all such authorizations, approvals and consents.

        5.6 Necessary Consents. Cyberworks and the Shareholder will use their respective best efforts to obtain such written consents and take such other actions as may be necessary or appropriate for Cyberworks, in addition to those set forth in Section 5.5, to facilitate and allow the consummation of the transactions provided for herein and to facilitate and allow Inland to carry on Cyberworks' business after the Closing Date (as defined in Section 7.1 hereof).

        5.7 Litigation. Cyberworks and the Shareholder will notify Inland in writing promptly after learning of any action, suit, proceeding or investigation by or before any court, board or governmental agency, initiated by or against Cyberworks or threatened against it.

        5.8 No Other Negotiations. From the date hereof until the termination of this Agreement (provided such termination is not in breach of this Agreement) or the consummation of the Merger, Cyberworks and the Shareholder will not, and will not authorize any officer, director, employee or affiliate of Cyberworks or the Shareholder, or any other person, on its behalf, directly or indirectly, to
(a) solicit, facilitate, discuss or encourage any offer, inquiry or proposal received from any party other than Inland, concerning the possible disposition of all or any substantial portion of Cyberworks' business, assets or capital stock by merger, sale or any other means or to otherwise solicit, facilitate, discuss or encourage any such disposition (other than the Merger), or (b) provide any confidential information to or negotiate with any third party other than Inland in connection with any offer, inquiry or proposal concerning any such disposition. Cyberworks and the Shareholder will immediately notify Inland of any such offer, inquiry or proposal.

        5.9 Access to Information. Until the Closing Date (as defined in Section
7.1 hereof) and subject to the terms and conditions hereof relating to the confidentiality and use of confidential and proprietary information, Cyberworks and the Shareholder will provide Inland and its agents with reasonable access to the files, books, records and offices of Cyberworks, including, without limitation, any and all information relating to Cyberworks taxes, commitments, contracts, leases, licenses, real, personal and intangible property, and financial condition, and specifically including, without limitation, access to Cyberworks source code reasonably necessary for Inland to complete its diligence review of the Cyberworks products and technology. Cyberworks will cause its accountants to cooperate with Inland and its agents in making available all financial information reasonably requested, including without limitation the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants.

        5.10 Satisfaction of Conditions Precedent. Cyberworks and the Shareholder will use all reasonable efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Article 9, and Cyberworks and the Shareholder will use all reasonable efforts to cause the transactions provided for in this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions provided for herein.

        5.11 Blue Sky Laws. Cyberworks and the Shareholder shall use their respective best efforts to assist Inland to the extent necessary to comply with the securities and Blue Sky laws of all jurisdictions applicable in connection with the Merger.

        5.12 Notification of Employee Problems. Cyberworks and the Shareholder will promptly notify Inland if any of Cyberworks' officers becomes aware that any of the employees listed in Schedule 3.18 intends to leave its employ.


                                    ARTICLE 6

                           INLAND PRECLOSING COVENANTS

        During the period from the date of this Agreement until the Effective Date, Inland covenants to and agrees with Cyberworks as follows:

        6.1 Regulatory Approvals. Inland will execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, or which Cyberworks may reasonably request, in connection with the consummation of the transactions provided for in this Agreement. Inland will use all reasonable efforts to obtain all such authorizations, approvals and consents.

        6.2 Satisfaction of Conditions Precedent. Inland will use all reasonable efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Article 8, and Inland will use all reasonable efforts to cause the transactions provided for in this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions provided for herein.

        6.3 Blue Sky Laws. Inland shall use its best efforts to assist Cyberworks to the extent necessary to comply with the securities and Blue Sky laws of all jurisdictions applicable in connection with the Merger.

        6.4 Advice of Changes. Inland will promptly advise Cyberworks in writing, to the extent of the Knowledge of Inland's Chairman of the Board and Chief Executive Officer or Executive Vice President-Chief Financial Officer, (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Inland contained in this Agreement, if made on or as of the date of such event or the Closing Date (as defined in Section 7.1 hereof), untrue or inaccurate in any material respect and (b) of any material adverse change in Inland's financial condition, properties, assets, liabilities, business, results of operations or prospects.

        6.5 Litigation. Inland will notify Cyberworks in writing promptly after learning of any action, suit, proceeding or investigation by or before any court, board or governmental agency, initiated by or against Inland or threatened against it.

                                    ARTICLE 7

                                 CLOSING MATTERS

        7.1 The Closing. Subject to termination of this Agreement as provided in
Article 10 below, the closing of the transactions provided for herein (the "Closing") will take place at the offices of Paul Hastings Janofsky & Walker LLP, 695 Town Center Drive, Costa Mesa, California 92626 at 10:00 a.m., Pacific Time on or before August 27, 1998, or, if all conditions to Closing have not been satisfied or waived by such date, such other place, time and date as Cyberworks and Inland may mutually select (the "Closing Date"). Prior to or concurrently with the Closing, the Articles of Merger, the Agreement of Merger and such officers' certificates or other documents as may be required to effectuate the Merger will be filed in the offices of the California Secretary of State and the Utah Division of Corporations and Commercial Code, as appropriate. Accordingly, the Merger will become effective at the Effective Date.

        7.2    Exchange of Certificates.

               7.2.1 As of the Effective Date, all shares of Cyberworks Common that are outstanding immediately prior thereto will, by virtue of the Merger and without further action, cease to exist, and all such shares will be converted into the right to receive from Inland the number of shares of Inland Common and cash determined as set forth in Section 1.2, subject to Sections 1.4 and 1.5 hereof.

               7.2.2 At and after the Effective Date, each certificate representing outstanding shares of Cyberworks Common will represent the number of shares of Inland Common into which such shares of Cyberworks Common have been converted, and such shares of Inland Common will be deemed registered with the transfer agent of Inland in the name of the holder of such certificate. As soon as practicable after the Effective Date, the Shareholder will surrender (a) the certificates for such shares (the "Cyberworks Certificates") to Inland for cancellation or
(b) an affidavit of lost certificate in a form reasonably satisfactory to Inland. Promptly following the Effective Date and receipt of the Cyberworks Certificates, Inland will cause its transfer agent to issue to such surrendering holder certificate(s) for the number of shares of Inland Common to which such holder is entitled pursuant to Section 1.2, subject to Sections 1.4 and 1.5 hereof, and Inland will distribute any cash payable under Section 1.2.

               7.2.3 All shares of Inland Common delivered upon the surrender of Cyberworks Certificates in accordance with the terms hereof will be delivered to the registered holder. After the Effective Date, there will be no further registration of transfers of the shares of Cyberworks Common on the stock transfer books of Cyberworks.

               7.2.4 Until Cyberworks Certificates representing Cyberworks Common outstanding prior to the Merger are surrendered pursuant to Section 7.2.2 above, such certificates will be deemed, for all purposes, to evidence ownership of (a) the number of shares of Inland Common into which the shares of Cyberworks Common will have been converted, and (b) the right to receive that certain amount of cash into which the shares of Cyberworks Common will have been converted.

                                    ARTICLE 8

                     CONDITIONS TO OBLIGATIONS OF CYBERWORKS

               Cyberworks' obligations hereunder are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by Cyberworks, but only in a writing signed on behalf of Cyberworks by its President or Chief Financial Officer):

        8.1 Accuracy of Representations and Warranties. The representations and warranties of Inland set forth in Article 4 shall be true and accurate in every material respect on and as of the Closing Date with the same force and effect as if they had been made at the Closing, and Cyberworks shall have received a certificate to such effect executed on behalf of Inland by its Executive Vice President-Chief Financial Officer.

        8.2 Covenants. Inland shall have performed and complied in all material respects with all of its covenants contained in Article 6 on or before the Closing Date, and Cyberworks shall have received a certificate to such effect executed on behalf of Inland by its Executive Vice President-Chief Financial Officer.

        8.3 Compliance with Law. There shall be no order, decree, or ruling by any court or governmental agency or threat thereof, or any other fact or circumstance, which would prohibit or render illegal the transactions contemplated by this Agreement.

        8.4 Government Consents. There shall have been obtained at or prior to the Closing Date such permits or authorizations, and there shall have been taken such other actions, as may be required to consummate the Merger by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to satisfaction of all requirements under applicable federal and state securities laws.

        8.5 Documents. Cyberworks shall have received all written consents, assignments, waivers, authorizations or other certificates reasonably deemed necessary by Cyberworks' legal counsel to consummate the transactions provided for herein.

        8.6 No Litigation. No litigation or proceeding shall be pending which will have the probable effect of enjoining or preventing the consummation of any of the transactions provided for in this Agreement. No litigation or proceeding shall be pending which could reasonably be expected to have a material adverse effect on the financial condition or results of operations of Inland that has not been previously disclosed to Cyberworks herein.

        8.7 Opinion of Inland's Counsel. Cyberworks shall have received from Paul Hastings Janofsky & Walker LLP, counsel to Inland, an opinion substantially in the form of Exhibit 8.7.

        8.8 Satisfactory Form of Legal and Accounting Matters. The form, scope and substance of all legal and accounting matters contemplated hereby and all closing documents and other papers delivered hereunder shall be reasonably acceptable to Cyberworks' counsel.

        8.9 Employment Agreement. Inland shall have entered into an Employment Agreement with the Shareholder in substantially the form attached hereto as Exhibit C-1 which will become effective upon the Effective Date of the merger.

        8.10 Requisite Approvals. The principal terms of this Agreement, the Articles of Merger and the Agreement of Merger shall have been approved and adopted by the Board of Directors of Inland and Acquisition Corp. and unanimously approved and adopted by the written consent or vote of the sole shareholder of Acquisition Corp.

                                    ARTICLE 9

                       CONDITIONS TO OBLIGATIONS OF INLAND

               The obligations of Inland hereunder are subject to the fulfillment or satisfaction on, and as of the Closing, of each of the following conditions (any one or more of which may be waived by Inland, but only in a writing signed on behalf of Inland by its Chairman of the Board and Chief Executive Officer or Executive Vice President-Chief Financial Officer):

        9.1 Accuracy of Representations and Warranties. The representations and warranties of the Shareholder and Cyberworks set forth in Articles 2 and 3 shall be true and complete in all material respects as of the Closing with the same force and effect as if they had been made at the Closing, and Inland shall have received a certificate to such effect executed on behalf of Cyberworks by its President.

        9.2 Covenants. Cyberworks and the Shareholder shall have performed and complied in all material respects with all of their covenants contained in
Article 5 on or before the Closing and Inland shall have received a certificate to such effect signed on behalf of Cyberworks by its President and the Shareholder.

        9.3 Absence of Material Adverse Change. There shall not have been, in the reasonable judgment of the Board of Directors of Inland, any change which could be expected to have a Material Adverse Effect on the financial condition or results of operations of Cyberworks.

        9.4 Compliance with Law. There shall be no order, decree, or ruling by any court or governmental agency or threat thereof, or any other fact or circumstance, which would prohibit or render illegal the transactions provided for in this Agreement.

        9.5 Government Consents. There shall have been obtained at or prior to the Closing Date such permits or authorizations, and there shall have been taken such other action, as may be required to consummate the Merger by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to satisfaction of all requirements under applicable federal and state securities laws.

        9.6 Documents. Inland shall have received all written consents, assignments, waivers, authorizations or other certificates reasonably deemed necessary by Inland's legal counsel to provide for the continuation in full force and effect of any and all material contracts and leases of Cyberworks, except as disclosed in Cyberworks' Disclosure Schedules, and for Inland to consummate the transactions contemplated hereby.

        9.7 No Litigation. No litigation or proceeding shall be pending which will have the probable effect of enjoining or preventing the consummation of any of the transactions provided for in this Agreement. No litigation or proceeding shall be pending which could reasonably be expected to have a Material Adverse Effect on the financial condition or results of operations of Cyberworks that has not been previously disclosed to Inland herein.

        9.8 Opinion of Cyberworks' Counsel. Inland shall have received from Sparber, Ferguson, Ponder & Ryan, counsel to Cyberworks, an opinion substantially in the form of Exhibit 9.8, including, among other things, an opinion on the capitalization of Cyberworks.

        9.9 Requisite Approvals. The principal terms of this Agreement, the Articles of Merger and the Agreement of Merger shall have been approved and adopted by the Board of Directors of Cyberworks and unanimously approved and adopted by the written consent or vote of the Shareholder.

        9.10 Employment and Noncompetition Agreements. Richard T. Harrison shall have executed and delivered to Inland an Employment Agreement and a Noncompetition Agreement substantially in the form attached hereto as Exhibits C-1 and C-2, which agreements will become effective upon the Effective Date of the Merger.

        9.11 Spousal Consent. The spouse of the Shareholder shall have executed the Spousal Consent in substantially the form of Exhibit 9.11.

        9.12 Termination of Rights. Any registration rights, rights of refusal, rights to any liquidation preference, or redemption rights of any person relating to the shares of capital stock on Cyberworks shall have been terminated or waived as of the Closing.

        9.13 Resignation of Directors. The directors of Cyberworks in office immediately prior to the Effective Date of the Merger shall have resigned as directors of Cyberworks effective as of the Effective Date of the Merger.

        9.14 Satisfactory Form of Legal and Accounting Matters. The form, scope and substance of all legal and accounting matters contemplated hereby and all closing documents and other papers delivered hereunder shall be acceptable to Inland's counsel.

        9.15 Cyberworks Options. All outstanding options to purchase the capital stock of Cyberworks and all other rights, warrants and other convertible securities to purchase the capital stock of Cyberworks outstanding as of the Closing Date shall be canceled.

        9.16 Cyberworks Equity Grants. Cyberworks shall have obtained cancellation agreements, in a form acceptable to Inland's counsel, signed by each of Christopher Doty, Greg Shoman and Robert K. Brewer cancelling any right each individual may have had to any equity interest in Cyberworks.


                                   ARTICLE 10

                            TERMINATION OF AGREEMENT

        10.1 Termination. This Agreement may be terminated at any time prior to the Closing, whether before or after approval of the Merger by the Shareholder of Cyberworks:

               (a) by the mutual written consent of Inland and Cyberworks;

               (b) Unless otherwise specifically provided herein or agreed in writing by Inland and Cyberworks, upon notice by either party, this Agreement will be terminated if all the conditions to Closing have not been satisfied or waived on or before August 30, 1998 (the "Final Date") other than as a result of a breach of this Agreement by the terminating party;

               (c) by Cyberworks, if there has been a breach by Inland of any representation, warranty, covenant or agreement set forth in this Agreement on the part of Inland, or if any representation of Inland will have become untrue, in either case which has or can reasonably be expected to have a Material Adverse Effect on

        Inland and which Inland fails to cure within a reasonable time, not to exceed thirty (30) days, after written notice thereof (except that no cure period will be provided for a breach by Inland which by its nature cannot be cured);

               (d) by Inland, if there has been a breach by Cyberworks of any representation, warranty, covenant or agreement set forth in this Agreement on the part of Cyberworks, or if any representation of Cyberworks will have become untrue, in either case which has or can reasonably be expected to have a Material Adverse Effect on Cyberworks and which Cyberworks fails to cure within a reasonable time not to exceed thirty (30) days after written notice thereof (except that no cure period will be provided for a breach by Cyberworks which by its nature cannot be cured); or

               (e) by either party, if a permanent injunction or other order by any Federal or state court which would make illegal or otherwise restrain or prohibit the consummation of the Merger will have been issued and will have become final and nonappealable.

Any termination of this Agreement under this Section 10.1 will be effective by the delivery of written notice of the terminating party to the other party hereto.

        10.2 Certain Continuing Obligations. Following any termination of this Agreement pursuant to this Article 10, the parties hereto will continue to perform their respective obligations under Article 13 but will not be required to continue to perform their other covenants under this Agreement.

                                   ARTICLE 11

                                 INDEMNIFICATION

        11.1 Indemnification by Cyberworks and the Shareholder. Cyberworks and the Shareholder shall jointly and severally indemnify, defend and hold harmless Inland and its officers, directors, attorneys, and agents and its successors and assigns against and in respect of any and all losses, damages, claims, obligations, demands, actions, suits, proceedings, assessments, liabilities, judgments, recoveries and deficiencies, costs and expenses (including, without limitation, reasonable attorneys' fees and costs and expenses incurred in investigating, preparing, defending against or prosecuting any litigation, claim, proceeding or demand), all on an after-tax basis, less any amounts actually paid as insurance reimbursement, of any kind or character (collectively, a "Loss"), which arise out of, result from, or relate to any breach of, or failure by the Shareholder or Cyberworks fully to perform, or any inaccuracy in, any of the representations, warranties, covenants or agreements of the Shareholder or Cyberworks in this Agreement (whether known or unknown at Closing), or in any Schedule, Exhibit, certificate, list, or other document furnished or to be furnished by the Shareholder or Cyberworks under this Agreement.

        11.2 Indemnification by Inland. Inland shall indemnify, defend and hold harmless the Shareholder, in each capacity in which he has served Cyberworks, and his attorneys and agents and his successors and assigns against and in respect of any and all Losses, which arise out of, result from, or relate to any breach of, or failure by Inland fully to perform, or any inaccuracy in, any of the representations, warranties, covenants or agreements of Inland in this Agreement (whether known or unknown at Closing), or in any Schedule, Exhibit, certified list or other document furnished or to be furnished by Inland under this Agreement.

        11.3 Notice of Claim. Whenever Inland or the Shareholder learns of or discovers any matter which may give rise to a claim for indemnification (the "Claim") against any other party under this Article 11 (the "Indemnity Obligor"), Inland or the Shareholder, as the indemnified party (the "Indemnified Party"), shall give notice to the Indemnity Obligor of the Claim. With respect to Claims which are the subject of actions, suits, or proceedings threatened or asserted in writing by any third party (a "Third Party Claim"), the Indemnified Party shall, within 15 days following receipt of such Third Party Claim, promptly notify the Indemnity Obligor in writing of any Claim for recovery, specifying in reasonable detail the nature of the Loss and the amount of the liability estimated to arise therefrom. If the Indemnified Party does not so notify the Indemnity Obligor within 15 days of its discovery of a Third Party Claim, such Claim shall be barred only to the extent that the Indemnity Obligor is prejudiced by such failure to notify. The Indemnified Party shall provide to the Indemnity Obligor as promptly as practicable thereafter all information and documentation reasonably requested by the Indemnity Obligor to verify the Claim asserted.

        11.4 Defense. If the facts relating to a Loss arise out a Third Party Claim, or if there is any claim against a third party available by virtue of the circumstances of the Loss, the Indemnity Obligor may, by giving written notice to the Indemnified Party within 15 days following its receipt of the notice of such claim, elect to assume the defense or the prosecution thereof, including the employment of counsel or accountants, reasonably satisfactory to the Indemnified Party, at its cost and expense; provided, however, that during the interim the Indemnified Party shall use its best efforts to take all action (not including settlement) reasonably necessary to protect against further damage or loss with respect to the Loss. The Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnity Obligor in any such action and to participate therein, but the fees and expenses of such counsel shall be at the Indemnified Party's own expense, unless (a) the employment thereof has been specifically authorized by the Indemnity Obligor,
(b) such Indemnified Party has been advised by counsel reasonably satisfactory to the Indemnity Obligor that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnity Obligor and in the reasonable judgment of such counsel it is advisable for such Indemnified Party to employ separate counsel, or (c) the Indemnity Obligor has failed to assume the defense of such action and employ counsel reasonably satisfactory to the Indemnified Party. Whether or not the Indemnity Obligor chooses to defend or prosecute such claim, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony and shall attend such conferences, discovery proceedings and trial as may be reasonably requested in connection therewith. The Indemnity Obligor shall not be liable for any settlement of any such claim effected without its prior written consent. In the event of payment by the Indemnity Obligor to the Indemnified Party in connection with any Loss arising out of a Third Party Claim, the Indemnity Obligor shall be subrogated to and shall stand in the place of the Indemnified Party as to any events or circumstances in respect of which the Indemnified Party may have any right or claim against such third party relating to such indemnified matter. The Indemnified Party shall cooperate with the Indemnity Obligor in prosecuting any subrogated claim. The Indemnity Obligor will take no action in connection with any claim that would adversely affect the Indemnified Party without the consent of the Indemnified Party.

        11.5 Duration of the Parties Obligations. The Indemnity Obligor's indemnification obligations under this Agreement shall survive the Closing and shall terminate as follows: (a) with respect to claims for indemnity arising as a result of a breach of the representations and warranties contained in Sections
2.1 through and including 2.7, 3.1, 3.3, 3.4, 3.5, 3.9, 4.1, 4.3, 4.4, 4.6 and
5.8, and claims for indemnity involving any action, suit or proceeding threatened or asserted in writing by any third party against Inland or the Shareholder which arise out of, result from or are attributable to any breach of, or failure by Inland, on the one hand, or Cyberworks or the Shareholder, on the other hand, to materially perform, or any inaccuracy in any of the representations, warranties, covenants or agreements of Inland, on the one hand, or Cyberworks or the Shareholder, on the other hand, in this Agreement or in any schedule, exhibit, certificate, list or other document furnished by Inland, on the one hand, or Cyberworks or the Shareholder, on the other hand, under this Agreement, they shall continue and not terminate and (b) with respect to all other claims for indemnity, after one (1) year from the Closing Date.

               11.6 Limitations on Amount -- Cyberworks and the Shareholder. Cyberworks and the Shareholder will have no liability (for indemnification or otherwise) under Section 11.1 until the total of all amounts that would be subject to claims for indemnification with respect to such matters exceeds $50,000, in which event Cyberworks and the Shareholder shall be jointly and severally liable only to the extent such amount exceeds $50,000. However, this Section will not apply in the case of fraud or misrepresentation or an intentional breach of or default under any provision of this Agreement on the part of Cyberworks or the Shareholder.

                                   ARTICLE 12

                           DEFINITIONS AND ACCOUNTING

        12.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):



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

                      "Affiliate" (and, with a correlative meaning, "Affiliated") shall mean, with respect to any Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such first Person, and, if such a Person is an individual, any member of the immediate family of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), and "immediate family" shall mean parents, spouse and children.

                      "Agreement" means this Agreement and Plan of Reorganization as from time to time amended and in effect between the parties.

                      "Closing Date" means a date on or before August 27, 1998, as may be mutually agreed upon in writing by Inland, the Shareholder and Cyberworks.

                      "Cyberworks" means Cyberworks, Inc., a California corporation.

                      "Cyberworks Common" means the ordinary shares, $1.00 par value per share, of Cyberworks, Inc. which are held of record and beneficially by the Shareholder and which are to be converted into shares of Inland Common and cash pursuant to this Agreement.

                      "Cyberworks Financial Statements" means the financial statements of Cyberworks as specified in Section 3.6 herein.

                      "Disclosure Schedules" means the document prepared by Cyberworks delivered to Inland and containing those schedules containing certain disclosures, if any, referred to within the Agreement.

                      "Exchange Act" means the U.S. Securities Exchange Act of 1934, or any similar federal statute, and the rules and regulations of the Securities and Exchange Commission (or of any other U.S. federal Agency then administering the Exchange Act) thereunder, all as the same shall be in effect at the time.

                      "GAAP" means U.S. generally accepted accounting principles after eliminating intercompany items and minority interests.

                      "Inland" means and shall include Inland Entertainment Corporation, a Utah corporation, and its successors and assigns.

                      "Inland Common" means the shares of common stock, $.001 par value per share of Inland.

                      "Knowledge" -- An individual will be deemed to have "Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has Knowledge of such fact or other matter.

                      "Material Adverse Effect" means a material adverse effect on the business, operations, condition or prospects (financial or otherwise) of Cyberworks or Inland, as the context warrants.

                      "Person" means an individual, corporation, partnership, joint venture, association, joint stock company, trust, estate of a deceased natural person, foundation, fund, institution, society, union or club or unincorporated organization, or a government or any agency or political subdivision thereof.

                      "Securities Act" means the U.S. Securities Act of 1933, as amended, or any similar U.S. federal statute, and the rules and regulations of the U.S. Securities and Exchange Commission (or of any other Federal agency then administering the Securities Act) thereunder, all as the same shall be in effect at the time.

        12.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all other financial data submitted pursuant to this Agreement shall be prepared and calculated in accordance with such principles.

                                   ARTICLE 13

                                  MISCELLANEOUS

        13.1 Governing Law; Venue. The internal laws of the State of California (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of California, County of San Diego and/or the United States District Court for the Southern District of California for any actions, suits, controversies or proceedings arising out of or relating to this agreement and the transactions contemplated hereby (and the parties agree not to commence any action, suit or proceeding relating thereto except in such courts), and further agree that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth above shall be effective service of process for any action, suit or proceeding brought against the parties in any such court. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit, controversies or proceeding arising out of this agreement or the transactions contemplated hereby, in the courts of the State of California, County of San Diego and/or the United States District Court for the Southern District of California, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient or improper forum.

        13.2 Assignment; Binding Upon Successors and Assigns. Neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        13.3 Severability. If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

        13.4 Counterparts. This Agreement may be executed in counterparts, each of which will be an original as regards any party whose name appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, bear the signatures of all parties reflected hereon as signatories.

        13.5 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

        13.6 Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. This Agreement may be amended by the parties hereto at any time before or after approval of the Shareholder.

        13.7 No Waiver. The failure of any party to enforce any of the provisions hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions. The waiver by any party of the right to enforce any of the provisions hereof on any occasion will not be construed to be a waiver of the right of such party to enforce such provision on any other occasion.

        13.8 Expenses. Each party will bear its respective expenses and fees of its own accountants, attorneys, investment bankers and other professionals incurred with respect to this Agreement and the transactions contemplated hereby. If the Merger is consummated, the Shareholder will pay at or immediately before the Closing the accounting and attorneys' fees and expenses and other fees and expenses incurred by Cyberworks and the Shareholder in connection with the Merger, and neither Inland nor Cyberworks will be responsible for such fees and expenses.

        13.9 Finder's or Broker's Fees. The Shareholder and Cyberworks each represent to Inland that it has not made any arrangement or had any dealings whereby Cyberworks or Inland could become subject, absolutely or contingently, to a claim for any brokerage commission or finder's fee. Inland represents to the Shareholder and Cyberworks that Inland has not and will not pay any brokerage commission or finder's fee in respect of the consideration to be paid under this Agreement, and Inland has not made any arrangement or had any dealings whereby the Shareholder, or Cyberworks could become subject, absolutely or contingently, to a claim for any brokerage commission or finder's fee. The Shareholder and Cyberworks on the one hand, and Inland, on the other hand, each agree to indemnify and hold harmless the other against any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable attorneys fees, incurred or suffered by reason of any brokerage commission or finder's fee alleged to be payable because of any act, omission or statement of the indemnifying party.

        13.10 Notices. Any notice or other communication required or permitted to be given under this Agreement will be in writing, will be delivered personally or by mail or express delivery, postage prepaid, and will be deemed given upon actual delivery or, if mailed by registered or certified mail, on the third business day following deposit in the mails, addressed as follows:

                        If to either the
                        Shareholder
                        or Cyberworks:     Cyberworks, Inc.
                                           11555 Sorrento Road
                                           Sorrento Valley, San Diego 92121
                                           Fax : (619) 794-8373
                                           Attention: Richard T. Harrison
                                                      President

                        With a copy to:    Sparber, Ferguson, Ponder & Ryan
                                           701 B Street, 10th Floor
                                           San Diego, California 92101-8103
                                           Fax: (619) 239-5601
                                           Attention: Richard E. Sparber



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

                        If to Inland:      Inland Entertainment Corporation
                                           16868 Via Del Campo Court #200
                                           San Diego, CA 92127
                                           Fax: (619) 716-2101
                                           Attention: Andrew B. Laub
                                                       Executive Vice President
                                                       Chief Financial Officer,
                                                       and Treasurer


                        With a copy to:    Paul, Hastings, Janofsky & Walker LLP
                                           695 Town Center Drive
                                           Seventeenth Floor
                                           Costa Mesa, California 92626-1924
                                           Fax: (714) 979-1921
                                           Attention: John F. Della Grotta, Esq.

or to such other address as the party in question may have furnished to the other party by written notice given in accordance with this Section 13.10.

        13.11 Construction of Agreement. The language hereof will not be construed for or against either party. A reference to an article, section or exhibit will mean an article or section in, or an exhibit to, this Agreement, unless otherwise explicitly set forth. The titles and headings in this Agreement are for reference purposes only and will not in any manner limit the construction of this Agreement. For the purposes of such construction, this Agreement will be considered as a whole.

        13.12 No Joint Venture. Nothing contained in this Agreement will be deemed or construed as creating a joint venture or partnership between the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other, and the parties' status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other. No party will hold itself out as having any authority or relationship in contravention of this Section.

        13.13 Further Assurances. Each party agrees to cooperate fully with the other party and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by the other party to evidence and reflect the transactions provided for herein and to carry into effect the intent of this Agreement.

        13.14 Absence of Third Party Beneficiary Rights. No provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, partner or employee of any party hereto or any other person or entity, unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

        13.15 Public Announcement. Inland and Cyberworks will issue a press release approved by both parties announcing the Merger as soon as practicable following the execution of this Agreement. Thereafter, Inland may issue such press releases, and make such other disclosures regarding the Merger, as it determines to be required or appropriate under applicable securities laws or NASD for Nasdaq Stock Market rules. Cyberworks will not make any other public announcement or disclosure of the transactions contemplated by this Agreement. Cyberworks will take all reasonable precautions to prevent any trading in the securities of Inland by officers, directors, employees and agents of Cyberworks having knowledge of any material information regarding Inland provided hereunder until the information in question has been publicly disclosed.

        13.16 Confidentiality. Except as expressly authorized by Inland in writing, Cyberworks will not directly or indirectly divulge to any person or entity or use any Inland Confidential Information, except as required for the performance of its duties under this Agreement. Except as expressly authorized by Cyberworks in writing, Inland will not directly or indirectly divulge to any person or entity or use any Cyberworks Confidential Information, except as required for the performance of its duties under this Agreement. As used herein, "Inland Confidential Information" consists of (a) any information designated by Inland as confidential whether developed by Inland or disclosed to Inland by a third party, (b) the source code to any Inland software and any trade secrets relating to any of the foregoing, and (c) any information relating to Inland 's product plans, product designs, product costs, product prices, product names, finances, marketing plans, business opportunities, personnel, research development or know-how. As used herein, "Cyberworks Confidential Information" consists of (x) any information designated by Cyberworks as confidential whether developed by Cyberworks or disclosed to Cyberworks by a third party, (y) the source code to any Cyberworks software, and any trade secrets related to any of the foregoing, and (z) any information relating to Cyberworks product plans, product designs, product costs, product prices, product names, finances, marketing plan, business opportunities, personnel, research, development or know-how. "Inland Confidential Information" and "Cyberworks Confidential Information" also include the terms and conditions of this Agreement, except as disclosed in accordance with Section 13.15 above. The foregoing restriction will apply to information about a party whether or not it was obtained from such party's employees, acquired or developed by the other party during such other party's performance under this Agreement, or otherwise learned. The foregoing restrictions will not apply to information that (i) has become publicly known through no wrongful act of the receiving party, (ii) has been rightfully received from a third party authorized by the party which is the owner, creator or compiler to make such disclosure without restriction, (iii) has been approved or released by written authorization of the party which is the owner, creator or compiler, or (iv) is being or has theretofore been disclosed pursuant to a valid court order after a reasonable attempt has been made to notify the party which is the owner, creator or compiler.

        13.17 Entire Agreement. This Agreement, the exhibits hereto, the Inland Ancillary Agreements, the Cyberworks Ancillary Agreements and the accompanying letter from Inland regarding Cyberworks employees constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties (except for the Confidentiality Agreement dated March 31, 1998, between the parties) with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of trade inconsistent with any of the terms hereof.


                     [REST OF PAGE INTENTIONALLY LEFT BLANK]

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


INLAND ENTERTAINMENT CORPORATION,             CYBERWORKS, INC., a California
a Utah corporation                            corporation


By: /s/ L. Donald Speer, II                   By: /s/ Richard T. Harrison
   ---------------------------------------        ------------------------
   L. Donald Speer, II,                           Richard T. Harrison, President
   Chairman of the Board, Chief Executive
   Officer and President

INLAND ACQUISITION CORPORATION,               SHAREHOLDER OF CYBERWORKS, INC.
a Utah corporation


By: /s/ L. Donald Speer, II                   /s/ Richard T. Harrison
    -------------------------------------     -----------------------
    L. Donald Speer, II,                      Richard T. Harrison
    Chief Executive Officer and President






                         SIGNATURE PAGE TO AGREEMENT AND

                             PLAN OF REORGANIZATION